                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                L.A. GEAR, INC.,

                            BRANDS ACQUISITION CORP.

                                      and

                                   RYKA INC.





                          Dated as of January 29, 1995

                               TABLE OF CONTENTS




                                                                                                          Page
ARTICLE I - THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.01.  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.02.  Consummation of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.03.  Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.04.  Certificate of Incorporation; By-Laws.  . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.05.  Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II - CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.01.  Conversion of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.02.  Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         SECTION 2.03.  Stock Transfer Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 2.04.  Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 2.05.  Stock Options; Warrants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . .  9
         SECTION 3.01.  Organization and Qualification; Subsidiaries. . . . . . . . . . . . . . . . . . .  9
         SECTION 3.02.  Certificates of Incorporation and By-Laws.  . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.03.  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.04.  Authority; Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.05.  No Conflict; Required Filings and Consents. . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.06.  Permits; Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.07.  Reports; Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.08.  Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.09.  Absence of Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.10.  Material Contracts; No Default. . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.11.  Customers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.12.  Suppliers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.13.  Employee Benefit Plans; Labor Matters.  . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.14.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.15.  Proprietary Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.16.  Certain Business Practices and Regulations;
                        Potential Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.17.  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 3.18.  Accuracy of Information; Full Disclosure. . . . . . . . . . . . . . . . . . . . .  26
         SECTION 3.19.  Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 3.20.  Vote Required.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 3.21.  Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 3.22.  Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 3.23.  Title to Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 3.24.  Tangible Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





                                       i
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
         SECTION 3.25.  Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 3.26.  Accounts and Notes Receivable.  . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 3.27.  Environmental Matters; Compliance with Laws.  . . . . . . . . . . . . . . . . . .  28

ARTICLE IV - REPRESENTATIONS AND WARRANTIES
OF L.A. GEAR AND MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 4.01.  Organization and Qualification; Subsidiaries. . . . . . . . . . . . . . . . . . .  30
         SECTION 4.02.  Certificate of Incorporation and By-Laws. . . . . . . . . . . . . . . . . . . . .  30
         SECTION 4.03.  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 4.04.  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.05.  No Conflict; Required Filings and Consents. . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.06.  Permits; Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.07.  Reports; Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 4.08.  Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 4.09.  Absence of Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 4.10.  Certain Business Practices and Regulations. . . . . . . . . . . . . . . . . . . .  35
         SECTION 4.11.  Ownership of Merger Sub; No Prior Activities. . . . . . . . . . . . . . . . . . .  35
         SECTION 4.12.  Brokers and Finders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.13.  Material Contracts; No Default. . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.14.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.15.  Accuracy of Information; Full Disclosure. . . . . . . . . . . . . . . . . . . . .  37

ARTICLE V - COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 5.01.  Affirmative Covenants of the Company. . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 5.02.  Negative Covenants of the Company.  . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 5.03.  Negative Covenants of L.A. Gear.  . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 5.04.  Access and Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 5.05.  Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 5.06.  Backlog Statement; Incoming Orders Statement. . . . . . . . . . . . . . . . . . .  43

ARTICLE VI - ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.01.  Meeting of Stockholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.02.  Registration Statement; Proxy Statement.  . . . . . . . . . . . . . . . . . . . .  44
         SECTION 6.03.  Best Efforts; Consents; Filings.  . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 6.04.  Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 6.05.  NYSE Listing; NASDAQ Quotation. . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 6.06.  Lock-Up Agreement; Stock Option Agreement.  . . . . . . . . . . . . . . . . . . .  47
         SECTION 6.07.  Indemnification of Directors and Officers.  . . . . . . . . . . . . . . . . . . .  47
         SECTION 6.08.  Obligations of Merger Sub.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 6.09.  Notification of Certain Matters.  . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE VII - CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 7.01.  Conditions to Obligations of Each Party . . . . . . . . . . . . . . . . . . . . .  48
                        Under This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 7.02.  Additional Conditions to Obligations of L.A. Gear.  . . . . . . . . . . . . . . .  49





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
         SECTION 7.03.  Additional Conditions to Obligations of the Company.  . . . . . . . . . . . . . .  51

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 8.01.  Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 8.02.  Effect of Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 8.03.  Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 8.04.  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 8.05.  Expenses and Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE IX - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 9.01.  Effectiveness of Representations, Warranties and Agreements.  . . . . . . . . . .  55
         SECTION 9.02.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 9.03.  Certain Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 9.04.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.05.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.06.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.07.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.08.  Parties in Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.09.  Failure or Indulgence Not Waiver; Remedies Cumulative.  . . . . . . . . . . . . .  60
         SECTION 9.10.  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 9.11.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 9.12.  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

Exhibits
- --------

         Exhibit A -  Stock Option Agreement
         Exhibit B -  Form of Amended and Restated
                          Certificate of Incorporation of Surviving Corporation
         Exhibit C -  Form of Amended and Restated By-Laws of
                          Surviving Corporation
         Exhibit D -  Form of L.A. Gear Warrant
         Exhibit E -  Form of Press Release
         Exhibit F -  Form of Voting Agreement
         Exhibit G -  Form of Employment Agreement
         Exhibit H -  Form of Non-Plan Stock Option Consent
         Exhibit I -  Form of Plan Stock Option Consent
         Exhibit J -  Form of Poe Consent
         Exhibit K -  Form of April 1994 Consent
         Exhibit L -  Form of Foundation Letter

                 AGREEMENT AND PLAN OF MERGER, dated as of January 29, 1995 (this "Agreement"), among L.A. Gear, Inc., a California corporation ("L.A. Gear"), Brands Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of L.A. Gear, and Ryka Inc. , a Delaware corporation (the "Company"). Certain capitalized terms used herein are defined in Section 9.03.

                 WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the "Merger");

                 WHEREAS, the special committee (the "Company's Special Committee") of the Board of Directors of the Company (the "Company's Board") and the Company's Board each has unanimously determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and the holders of Company Common Stock (as defined in Section 2.01(a));

                 WHEREAS, the Company's Special Committee and the Company's Board each has approved and adopted the Merger, this Agreement and the transactions contemplated hereby, and the Board has recommended approval and adoption of this Agreement by the stockholders of the Company;

                 WHEREAS, the Board of Directors of L.A. Gear (the "L.A. Gear Board") has determined that the Merger is consistent with and in furtherance of the long-term business strategy of L.A. Gear and is in the best interests of L.A. Gear and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby; and

                 WHEREAS, concurrently with the execution of this Agreement and as an inducement to L.A. Gear to enter into this Agreement, L.A. Gear and the Company have entered into a stock option agreement in the form set forth in Exhibit A hereto (the "Stock Option Agreement") granting L.A. Gear the right to purchase 677,500 shares of the common stock, par value $0.01 per share, of the Company ("Company Common Stock").

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

               SECTION 1.01.  The Merger.

                 Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger under the name it currently possesses (the "Surviving Corporation").

               SECTION 1.02.  Consummation of the Merger.

                 As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the time of such filing being herein referred to as the "Effective Time" and the date of such filing being herein referred to as the "Effective Date").

               SECTION 1.03.  Effect of the Merger.

                 At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property (whether real, personal or mixed), rights, privileges, powers, immunities and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

               SECTION 1.04.  Certificate of Incorporation; By-Laws.

                 At the Effective Time, the Certificate of Incorporation and the By-Laws of the Surviving Corporation shall be amended and restated in their entirety to read as set forth in Exhibits B and C hereto, respectively.

               SECTION 1.05.  Directors and Officers.

                 (a) At the Effective Time, the initial directors of the Surviving Corporation shall consist of four (4) members, one of whom shall be the President and Chief Executive Officer of the Company and the remainder of whom shall be the directors of Merger Sub immediately prior to the Merger, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                 (b) At the Effective Time, the President and Chief Executive Officer of the Company shall be the initial President and Chief Executive Officer of the Surviving Corporation, and the other officers shall be such as the Board of Directors shall determine, including but not limited to, a Chief Operating Officer, a Vice President of Sales and Marketing, and a Vice President and Chief Financial Officer, each of which shall be elected by the Board of Directors, in each case until their respective successors are duly elected or appointed and qualified.


        ARTICLE II - CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

               SECTION 2.01.  Conversion of Securities.

                 At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

               (a) Each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and, other than shares of Company Common Stock held in the treasury of the Company and shares of Company Common Stock owned by L.A. Gear or any direct or indirect wholly owned subsidiary of L.A. Gear or of the Company and Dissenting Shares (as defined in Section 2.04), shall be converted, subject to section 2.02(e), into (i) the right to receive $0.40 in cash, without interest (the "Per Share Cash Amount"), (ii) (A) if the Measure Price on the Measure Date (each as defined below) is either less than $4.25 or greater than $6.25, then that fraction of a share of the common stock, no par value (the "L.A. Gear Common Stock"), of L.A. Gear equal to the Share Exchange Ratio (as defined below), otherwise (B) .046 shares of L.A. Gear Common Stock, and (iii) .055 warrants (the "Warrant Exchange Ratio" and, together with the Share Exchange Ratio, the "Exchange Ratios") of L.A. Gear (the "L.A. Gear Warrants"), each L.A. Gear Warrant having the terms set forth in the Warrant Agreement attached as Exhibit D hereto (the "L.A. Gear Warrant Agreement"). For purposes of this Agreement, the "Share Exchange Ratio" shall be calculated based on the average closing sales price of the L.A. Gear Common Stock for the 10 trading days (the "Measure Price") ending on the fifth trading day prior to the date (the "Measure Date") on which the Proxy Statement is first mailed to stockholders of the Company, so that the Share Exchange Ratio is equal to (A) a fraction, the numerator of which is $5.25 and the denominator of which is the Measure Price, multiplied by (B) .046, with the outcome rounded to the nearest thousandth. If between the date of this Agreement and the Effective Time the outstanding shares of L.A. Gear Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratios and the Per Share Cash Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than shares of Company Common Stock to be canceled pursuant to Section 2.01(b) and Dissenting Shares) shall thereafter represent the right to receive the Merger Consideration (as defined in

Section 2.02(b) hereof). Each certificate previously evidencing shares of Company Common Stock (other than shares of Company Common Stock to be canceled pursuant to Section 2.01(b) and Dissenting Shares) shall be exchanged for a certificate evidencing whole shares of L.A. Gear Common Stock, a certificate evidencing whole L.A. Gear Warrants, and the Per Share Cash Amount multiplied by the number of shares previously evidenced by the canceled certificate, upon the surrender of such certificate in accordance with the provisions of Section 2.02, without interest.

                 (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by L.A. Gear or any direct or indirect wholly owned subsidiary of L.A. Gear or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                 (c) Each share of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable new share of common stock of the Surviving Corporation.

               SECTION 2.02.  Exchange of Certificates.

                 (a) Exchange Agent. At or prior to the Effective Time, L.A. Gear shall deposit, or shall cause to be deposited, with a bank or trust company designated by L.A. Gear (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II (i) certificates evidencing the number of shares of L.A. Gear Common Stock equal to (x) the Share Exchange Ratio multiplied by (y) the number of shares of Company Common Stock outstanding on such date, (ii) certificates evidencing the number of L.A. Gear Warrants equal to (x) the Warrant Exchange Ratio multiplied by (y) the number of shares of Company Common Stock outstanding on such date, and (iii) cash in an amount equal to (x) the Per Share Cash Amount multiplied by (y) the number of shares of Company Common Stock outstanding on such date (such certificates for each of the shares of L.A. Gear Common Stock and the L.A. Gear Warrants, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver L.A. Gear Common Stock, L.A. Gear Warrants and cash contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(e) hereof, the Exchange Fund shall not be used for any other purpose.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, L.A. Gear will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than shares of Company Common Stock to be canceled pursuant to Section 2.01(b) and Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as L.A. Gear may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing L.A. Gear Common Stock, certificates evidencing L.A. Gear Warrants and cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of L.A. Gear Common Stock, (B) certificates evidencing that number of whole L.A. Gear Warrants, and (C) cash, in each case which such holder has the right to receive in respect of the shares of Company Common Stock formally evidenced by such Certificates in accordance with Section 2.01 hereof, (D) cash in lieu of fractional shares of L.A. Gear Common Stock pursuant to Section 2.02(e) hereof, and (E) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) hereof (the shares of L.A. Gear Common Stock, the L.A. Gear Warrants, the cash, the cash payment in lieu of fractional shares in accordance with Section 2.02(e) and the dividends and distributions described in clauses (A), (B), (C),
(D) and (E), respectively, being collectively referred to as the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of L.A. Gear Common Stock, a certificate evidencing the proper number of L.A. Gear Warrants and cash may be issued and paid, as the case may be, in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

                 (c) Distributions with Respect to Unexchanged Shares of L.A. Gear Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to L.A. Gear Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of L.A. Gear Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of L.A. Gear Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of L.A. Gear Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of L.A. Gear Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of L.A. Gear Common Stock. No interest shall be paid on the Merger Consideration.

                 (d) No Further Rights in Company Common Stock. All shares of L.A. Gear Common Stock, all L.A. Gear Warrants and all cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                 (e) No Fractional Securities. (i) No certificates or scrip evidencing fractional shares of L.A. Gear Common Stock or fractional L.A. Gear Warrants shall be issued upon the surrender for exchange of Certificates, and such fractional interests will not entitle the owner thereof to vote or to any rights of a stockholder of L.A. Gear.

                          (ii)  As soon as reasonably practicable following the
Effective Time, L.A. Gear shall instruct the Exchange Agent to determine the excess of (A) the number of full shares of L.A. Gear Common Stock delivered to the Exchange Agent by L.A. Gear pursuant to Section 2.02(a) over (B) the aggregate number of full shares of L.A. Gear Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein referred to as the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (the "NYSE"), such sales to be executed in round lots to the extent practicable.

                          (iii)  Until the proceeds of the sale or sales of
Excess Shares (net of all commissions, transfer taxes and other out of pocket transaction costs of the Exchange Agent incurred by the Exchange Agent in connection with such sale of such Excess Shares, as well as the Exchange Agent's compensation with respect thereto, all in accordance with Section 2.02(e)(v) hereof) have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock (the "Excess Share Trust"). The Exchange Agent shall determine the portion of the Excess Share Trust to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Excess Share Trust by a fraction, the numerator of which is the amount of the fractional interest in L.A. Gear Common Stock to which such holder of Company Common Stock is entitled (taking into account all shares of Company Common Stock held of record at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional interests in L.A. Gear Common Stock to which all holders of Certificates held at the Effective Time are entitled.

                          (v)  As soon as practicable after the determination
of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional interests (after accounting for any fees and expenses pursuant to Section 2.02(e)(v) hereof), the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(b) hereof.

                          (vi)  Each holder of Company Common Stock who, taking
into account all shares of Company Common Stock held of record at the Effective Time by such holder, would be entitled to receive a fractional interest equal to .5 or more of an L.A. Gear Warrant shall receive one full L.A. Gear Warrant in addition to the number of full L.A. Gear Warrants to which such holder would otherwise be entitled; each holder of Company Common Stock who, taking into account all shares of Company Common Stock held of record at the Effective Time by such holder, would be entitled to receive a fractional interest equal to less than .5 of an L.A. Gear Warrant shall receive only the number of full L.A. Gear Warrants to which such holder would otherwise be entitled.

                 (f) Termination of Exchange Fund and Excess Share Trust. Any portion of the Exchange Fund or the Excess Share Trust which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to L.A. Gear, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to L.A. Gear for the Merger Consideration to which they are entitled.

                 (g) No Liability. Neither L.A. Gear, the Exchange Agent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of L.A. Gear Common Stock (or dividends or distributions with respect thereto), any L.A. Gear Warrants, cash, cash from the Excess Share Trust or cash from the Excess Warrant Trust, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (h) Withholding Rights. L.A. Gear shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as L.A. Gear is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by L.A. Gear, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by L.A. Gear.

               SECTION 2.03.  Stock Transfer Books.

                 At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or L.A. Gear for any reason shall be converted into the Merger Consideration.

         SECTION 2.04. Dissenting Shares. (a) Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders of the Company who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares (collectively, the "Dissenting Shares") in accordance with Section 262 of Delaware Law (each, a "Dissenting Stockholder" and collectively, the "Dissenting Stockholders") shall not be converted into or represent the right to receive the Merger Consideration, such stockholders being entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262 of Delaware Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal of such shares of Company Common Stock in accordance with the provisions of
Section 262 of Delaware law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without interest thereon.

                 (b) The Company shall give L.A. Gear (i) prompt notice of any written demands for payment or appraisal of any Dissenting Shares pursuant to Section 262 of Delaware Law, attempted withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders' rights to dissent and (ii) the opportunity to participate, at its expense, in all negotiations and proceedings with respect to demands for payment or appraisal under Section 262 of Delaware Law. The Company shall not, without the prior written consent of L.A. Gear, voluntarily make any payment with respect to any demands for payment or appraisals of the capital stock of the Company, offer to settle or settle any demands.

               SECTION 2.05.  Stock Options; Warrants.

                 (a) All Company Stock Options (as defined in Section 3.03(a) hereof), outstanding at the Effective Time shall remain outstanding at the Effective Time and shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by L.A. Gear in such manner that L.A. Gear (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424(a) of the Code or (ii) to the extent Section 424(a) of the Code does not apply to any such Company Stock Options, would be such a corporation were Section 424(a) of the Code applicable to such Company Stock Options. All Company Stock Options assumed by L.A. Gear are referred to herein as "Converted Options." Each Converted Option (i) shall be subject to the same vesting schedule as shall have applied to the Company Stock Option being so replaced (without regard to any acceleration of the exercisability of the Company Stock Options that may occur in connection with the Merger so that vesting of all Converted Options will be determined as if the Merger had not occurred), (ii) shall be exercisable for that whole number of shares of L.A. Gear Common Stock (rounded downward to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by the Ratio (as defined below) and (iii) shall have an exercise price per share of the L.A. Gear Common Stock equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time, divided by the Ratio (the exercise price per share of L.A. Gear Common Stock, as so determined, being rounded upward to the nearest full cent). For purposes of this Agreement, the "Ratio" shall be equal to the quotient obtained by dividing (A) the average, over the 10 trading days preceding the trading day on which the Effective Time occurs, of the last reported sale prices of the Company Common Stock on the NASDAQ SmallCap Market, or if no such sale is made on any of such days, the average of the closing bid and asked prices for such day on the NASDAQ SmallCap Market, by (B) the average, over the 10 trading days preceding the trading day on which the Effective Time occurs, of the last reported sale prices of the L.A. Gear Common Stock on the NYSE.

                 (b) Prior to the Effective Time, the Company will use its best efforts to obtain all necessary consents from the holders of Plan Stock Options (as defined in Section 3.03(c) hereof) and the remaining holders of Non-Plan Stock Options (as defined in Section 3.03(c)), to give effect to the transactions contemplated in Section 2.05(a) hereof and on or prior to the date hereof, the Company has obtained all Director Optionholder Consents (as defined in Section 6.06(c)) to give effect to the transactions contemplated by Section 2.05(a) hereof.

                 (c) All Company Warrants (as defined in Section 3.03(a) hereof), outstanding at the Effective Time shall remain outstanding at the Effective Time. At and after the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, such Company Warrants shall thereafter represent the right to receive, upon the exercise thereof and the payment therefor, in accordance with their respective terms, in respect of any number of shares previously constituting Company Common Stock, the Merger Consideration in an amount equal to the amount which would have been payable to the holder of such Company Warrant had such holder exercised such warrant for such number of shares of Company Common Stock immediately prior to the Effective Time.

          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 Except as set forth in the Disclosure Schedule delivered by the Company to L.A. Gear concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), which shall identify each exception by reference to the specific Section and subparagraph to which such exception applies, the Company hereby represents and warrants to L.A. Gear that:

               SECTION 3.01.  Organization and Qualification; Subsidiaries.

                 Each of the Company and each of its subsidiaries (as defined in Section 9.03) is a corporation duly organized, validly existing and in good standing under the laws of each of their respective jurisdictions of incorporation or organization, as the case may be, has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as is now being conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the character of its properties owned or leased or the nature of the business conducted by it makes such qualification necessary, other than where the failure to be so qualified would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be, materially adverse to the assets, financial condition, business, operations or prospects of the Company and its subsidiaries, taken as a whole at the time of such change or effect. Section
3.01 of the Company Disclosure Schedule sets forth (i) a true and complete list of all of the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company, another subsidiary of the Company or any affiliate (as defined in Section 9.03) of the Company, and (ii) a true and complete list of all partnerships and joint venture arrangements or other business entities in which the Company or any subsidiary of the Company owns, either directly or indirectly, an equity interest, together with the jurisdiction of organization thereof and the percentage of equity of such partnership or joint venture as is represented by such equity interest owned by the Company, such subsidiary and any affiliate of the Company.

               SECTION 3.02.  Certificates of Incorporation and By-Laws.

                 The Company has heretofore furnished to L.A. Gear complete and correct copies of the Certificates of Incorporation and the By-Laws or the equivalent organizational documents, in each case as amended or restated, of the Company and each of its subsidiaries, which are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

               SECTION 3.03.  Capitalization.

                 (a)  The authorized capital stock of the Company consists of
(i) 45,000,000 shares of Company Common Stock of which, as of the date hereof:
(w) 26,474,326 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Certificate of Incorporation or By-Laws or any agreement to which the Company is a party or is bound; (x) no shares of Company Common Stock were held in the treasury of the Company; (y) (1) 700,000 shares of Company Common Stock were reserved for issuance in connection with the Company's warrants issued to the Company's third public offering underwriter to purchase up to 350,000 Units (consisting of one share of Company Common Stock and one warrant (a "Common Stock Purchase Warrant") to purchase one share of Company Common Stock at $1.00 per share), at $1.20 per Unit, at any time prior to July 16, 1995 (the "Underwriter Warrants"), (2) 150,000 shares of Company Common Stock were reserved for issuance in connection with the Company's warrants issued to the Company's private placement agent to purchase up to 150,000 shares of Company Common Stock at a price of $1.00 per share (the "Placement Agent Warrants"), (3) 50,000 shares of Company Common Stock were reserved for issuance in connection with the Company's warrants issued to the Company's former investment banker to purchase up to 50,000 shares of Company Common Stock at a price of $0.60 per share (the "Former Investment Banker Warrants") and (4) 38,031 shares of Company Common Stock were reserved for issuance in connection with the Company's warrants issued to (a) the First Bridge Lender to purchase up to 19,569 shares of Company Common Stock, and (b) the Second Bridge Lender to purchase up to 18,462 shares of Company Common Stock, both at a price of $.8125 per share (together the "Bridge Lender Warrants" and, together with the Underwriter Warrants, the Placement Agent Warrants, and the Former Investment Banker Warrants, the "Company Warrants"), and (z) (1) 2,331,824 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options (the "Plan Stock Options") granted to certain employees, directors and consultants of the Company pursuant to the Company 1987 Stock Option Plan, the Company 1988 Stock Option

Plan, the Company 1990 Stock Option Plan, the Company 1992 Stock Option Plan and the Company 1993 Stock Option Plan (collectively, the "Option Plans"), and
(2) 318,321 shares of Company Common Stock were reserved for issuance pursuant to outstanding stock options granted to certain individuals (the "Non-Plan Stock Options" and, together with the Plan Stock Options, the "Company Stock Options") pursuant to several option grant letter agreements (the "Non-Plan Option Letters" and, together with the Option Plans, the "Company Option Agreements") and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of the Company (the "Company Preferred Stock" and, together with the Company Common Stock, the Company Warrants and the Company Stock Options, the "Company Securities"), of which no shares are issued or outstanding. The Company Option Agreements are the only plans or agreements pursuant to which the Company has granted Company Stock Options. Except as described in this
Section 3.03, no shares of Company Common Stock are reserved for any other purpose. Since September 26, 1994, no shares of Company Common Stock have been issued by the Company, except pursuant to the exercise of Company Stock Options outstanding on the date of this Agreement, in each case in accordance with each of their respective terms. Each of the outstanding shares of capital stock of, or other equity interests in, each of the Company and its subsidiaries is duly authorized and validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and such shares or other equity interests owned by the Company or another subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

                 (b) Except as set forth in Section 3.03 above or otherwise contemplated hereby, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock of, or other equity interests in, the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of the capital stock of, or other equity interests in, the Company or any of its subsidiaries, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock, or the capital stock of, or other equity interests in, any subsidiary of the Company; or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. Neither the Company nor any of its subsidiaries or affiliates directly or indirectly owns, or has agreed to purchase or otherwise acquire, 2% or more of the capital stock of, or other equity interest in, or any interest convertible into or exchangeable or exercisable for, 2% or more of the capital stock of, or other equity interest in, any corporation, partnership, joint venture or other business association or entity. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries (other than obligations to the Ryka R.O.S.E. Foundation (the "Foundation") set forth in Section 3.03(b) of the Company Disclosure Schedule). There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries.

                 (c)      The Company has previously delivered to L.A. Gear
(i) true, complete and correct copies of (x) each of the Option Plans and the forms of Stock Options issued pursuant to the respective Employee Option Plan, including all amendments thereto, (y) each of the Non-Plan Option Letters and the forms of each of the Non-Plan Stock Options issued pursuant to the respective Non-Plan Option Letter, including all amendments thereto, and
(z) all Plan Stock Options and Non-Plan Stock Options which are not in the respective forms thereof provided under clauses (x) and (y) of this Section 3.03(c) and (ii) true, complete and correct copies of each of the Company Warrants, including all amendments thereto and all of the agreements with respect thereof (collectively, the "Company Warrant Agreements"). Except as contemplated by this Agreement, there have been no changes in the terms of outstanding Company Stock Options or the Company Warrants. Except for the Company Option Agreements, the Company Warrant Agreements and all such amendments, agreements and documentation to either of them, there are no agreements, instruments or other documents binding on the Company or any of its subsidiaries with respect to the Company Stock Options, the Company Warrants or any other options or warrants to purchase shares of Company Common Stock. The Company has previously delivered to L.A. Gear a true and complete written list setting forth (i) the number of shares subject to each Company Stock Option and Company Warrant currently outstanding, (ii) the exercise price for each such Company Stock Option and Company Warrant, (iii) the grant date for each such Company Stock Option and Company Warrant, and (iv) the expiration date for each such Company Stock Option and Company Warrant. Since September 30, 1994, the Company has not taken any action that has resulted in or which will result in the acceleration of vesting of any of the Company Stock Options.

               SECTION 3.04.  Authority; Approval.

                 The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law). The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the approval and adoption of this Agreement, by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by L.A. Gear and Merger Sub, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The Company hereby represents that each of the Special Committee of the Board of

Directors and the Board of Directors of the Company has unanimously approved the Merger and determined that this Agreement is fair to and in the best interest of the Company and its stockholders and has resolved to recommend approval of the Merger to the Company's stockholders.

                 SECTION 3.05.  No Conflict; Required Filings and Consents.

                 (a) The execution and delivery of this Agreement and the Stock Option Agreement by the Company do not, and the performance of this Agreement and the Stock Option Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any foreign, federal, state or local law, statute, treaty, ordinance, rule, regulation, order, writ, injunction, decree, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance (as defined in Section 9.03) on any of the properties or assets of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) or breaches or defaults described in clause (iii) that would not have a Company Material Adverse Effect. Assuming the accuracy of the representation contained in the last sentence of Section 4.05(a), the Board of Directors of the Company has taken all actions necessary under Delaware Law, including approving the transactions contemplated in this Agreement and the Stock Option Agreement, to ensure that Section 203 of Delaware Law does not, or will not, apply to the transactions contemplated in this Agreement and the Stock Option Agreement.

                 (b) The execution and delivery of this Agreement and the Stock Option Agreement by the Company do not, and the performance of this Agreement and the Stock Option Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, either domestic or foreign ("Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the NYSE, the NASDAQ, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent or delay consummation of the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, or otherwise, either individually or in the aggregate, prevent the Company from performing its obligations under this Agreement or the Stock Option Agreement, and would not have a Company Material Adverse Effect.

               SECTION 3.06.  Permits; Compliance.

                 Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or threatened regarding impairment, suspension, limitation, revocation, termination or cancellation of any of the Company Permits, except where the failure to possess, or the impairment, suspension, limitation, revocation, termination or cancellation of, such Company Permits would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (a) any Law applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected or (b) any of the Company Permits, except for any such conflicts, defaults or violations which would not have a Company Material Adverse Effect. Since January 1, 1993, neither the Company nor any of its subsidiaries has received from any Governmental Entity any notification or any other inquiries with respect to possible conflicts, defaults or violations of Laws applicable to the Company except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Company Material Adverse Effect. A complete and correct list of all Company Permits is set forth on Section 3.06 of the Company Disclosure Schedule and a true, complete and correct copy of each such Company Permit has been previously delivered to Purchaser. All of such Company Permits are valid and in full force and effect, and the Company has duly performed and is in compliance with all of its obligations under each of such Company Permits.

               SECTION 3.07.  Reports; Financial Statements.

                 (a) Since January 1, 1992, (x) the Company has filed all forms, reports, statements and other documents required to be filed with (i) the Securities and Exchange Commission (the "SEC") including, without limitation, (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all proxy statements relating to meetings of stockholders (whether annual or special) of the Company, (D) all Reports on Form 8-K, (E) all other reports or registration statements and (F) all amendments and supplements to all such reports and registration statements (collectively referred to as the "SEC Reports") and (ii) any other applicable state securities authorities and (y) the Company and each of its subsidiaries have filed all forms, reports, statements and other documents required to be filed with any other applicable foreign, federal, state or local regulatory authorities, including, without limitation, the United States or foreign customs authorities, except where the failure to file any such forms, reports, statements or other documents under this clause (y) would not have a Company Material Adverse Effect (all such forms, reports, statements and other documents in clauses (x) and (y) of this Section 3.07(a) being referred to herein, collectively, as the "Reports"). The Reports, including all Reports filed after the date of this Agreement and prior to the Effective Time (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such

SEC Reports) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports filed prior to or after the date of this Agreement (collectively, the "Company Financial Statements") (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in generally accepted accounting principles and (B) with respect to SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of the Company and its subsidiaries, as of the respective dates thereof, and the consolidated results of operations and cash flows and changes in financial position for the respective periods then ended (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of the Company and its subsidiaries, as of the respective dates thereof, and the consolidated results of operations and cash flows and changes in financial position for the respective periods then ended.

                 (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at September 30, 1994, including all notes thereto (the "Company Balance Sheet"), neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as otherwise reported in the consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, or (ii) for liabilities or obligations incurred in the ordinary course of business since September 30, 1994, that would not have a Company Material Adverse Effect. The books of account and other financial and corporate records of the Company are complete and correct in all material respects.

               SECTION 3.08.  Absence of Certain Changes or Events.

                 Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since September 30, 1994, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since September 30, 1994, there has not been:

                 (i) any material damage, destruction or loss (not covered by insurance) with respect to any assets of the Company or any of its subsidiaries;

                 (ii) any change by the Company or its subsidiaries in their accounting methods, principles or practices, or any changes in depreciation or amortization policies or rates adopted by it (except for changes made after the date of this Agreement as required by changes in generally accepted accounting principles);

                 (iii) except for dividends by a subsidiary of the Company to the Company or another subsidiary of the Company, (A) any declaration, setting aside or payment of any dividends or other distribution (whether in cash, stock or property) in respect of the Capital Stock of the Company or the shares of capital stock of, or other equity interests in, any subsidiary of the Company,
(B) any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company, (C) any issuance, pledge or sale of any shares of Company Common Stock, or any other securities convertible into or exchangeable for or conferring the right to purchase Company Common Stock (or any agreement, arrangement or other understanding to do the same), or (D) any direct or indirect purchase, redemption, retirement or other acquisition of any Company Common Stock or other securities convertible into, exchangeable for or conferring the right to purchase Company Common Stock (or any agreement, arrangement or other understanding to do the same);

                 (iv) any increase in the benefits under, or the establishment, termination, modification or amendment of, or any commitment to establish, terminate, modify or amend, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to directors, officers or employees of the Company or its subsidiaries, or any employment, consulting or indemnification agreement, contract or arrangement (other than the hiring or dismissal of at will employees in the ordinary course of business consistent with past practice (in amount and kind);

                 (v) any termination or failure to renew, or any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Company Material Contracts (as defined in Section 3.10 hereof) to which the Company is or was a party;

                 (vi) any merger with and into or consolidation with any other person, or any subdivision, combination or, in any way, a reclassification of any shares of capital stock of the Company or any of its subsidiaries or any modification or amendment, or agreement to modify or amend, in any manner the rights of the Company's outstanding capital stock or the character of its business;

                 (vii) any material change to any of the business operations or policies of the Company or any of its subsidiaries, including, without limitation, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or other product acquisition policies;

                 (viii) any loan or advance by the Company or any of its subsidiaries to any of its respective stockholders, officers, directors, consultants or employees or other representatives, or any loan or advance otherwise than in the ordinary course of business consistent with past practice (in amount or kind);

                 (ix) except for inventory or equipment in the ordinary course of business, any sale, abandonment, transfer, lease, license or any other disposition of any material properties or assets of the Company or any of its subsidiaries or acquisition of any capital stock or business of any other person (or reached an agreement, arrangement or understanding to do the same);

                 (x) except for short-term bank borrowings, equipment leases, vehicle purchases and accounts receivable financing in the ordinary course of business and previously disclosed to L.A. Gear, (A) any incurrence of indebtedness or assumption, guarantee or other liability or responsibility for the debts of any other person, (B) any loans, advances or capital contributions, to, or investments in, any other person, or (C) any grant of any security interest or creation or modification of any Encumbrances on any of its properties or assets;

                 (xi) any modification, amendment, termination, transfer or waiver of any material right under any contract or other agreement of the type required to be set forth on any Schedule hereto, except in the ordinary course of business consistent with past practice, or any agreement, arrangement or other understanding to do any of the foregoing, or any permitted lapse of any rights to the use of any Proprietary Rights (as defined in Section 3.15) or any sale, assignment, license, transfer or other disposition of any rights thereto; or

                 (xii) a Company Material Adverse Effect, or any change, event or series of changes or events which could reasonably be expected to have a Company Material Adverse Effect.

               SECTION 3.09.  Absence of Litigation.

                 There is no claim, action, suit, litigation, proceeding, legal administrative or arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief, collectively, "Litigation"), pending or threatened against, affecting or involving the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, or which seek to prevent or challenge the transactions contemplated hereby, and neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, rule, decree or award of any Governmental Entity or arbitrator (collectively, "Orders" and Orders together with Litigation being referred to as "Claims"), including, without limitation, cease-and-desist or other orders, except as disclosed in the SEC Reports filed prior to the date of this Agreement and except for matters which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                 SECTION 3.10.  Material Contracts; No Default.

                 (a) Except as otherwise listed on Section 3.10 of the Company Disclosure Schedule (which Schedule shall identify the particular subsection of this Section 3.10 to which each such exception relates) (such contracts and agreements as are required to be set forth in

Section 3.10(a) of the Company Disclosure Schedule being referred to herein, collectively, as the "Company Material Contracts"), and except for purchase contracts and orders for inventory in the ordinary course of business, consistent (in form and amount) with past practice, and except for leases with respect to the Leased Real Property set forth in Section 3.22 of the Company Disclosure Schedule (the "Leases"), neither the Company nor any of its subsidiaries is, as of the date of this Agreement, a party to or bound by any:

     (i) agreement or contract not made in the ordinary course of business and involving remaining payments or receipts in excess of $50,000 and that is not terminable in less than 180 days at will by the Company without penalty;

     (ii)        employment or consulting agreements;

     (iii) contract or agreement limiting the right of the Company or any of its subsidiaries or affiliates prior to the Effective Date, or L.A. Gear or any of its subsidiaries or controlled affiliates at or after the Effective Date
(A) to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Company or any of its subsidiaries or controlled affiliates prior to the Effective Date, or L.A. Gear or any of its subsidiaries or controlled affiliates after the Effective Date or (B) to solicit any customer or client;

     (iv) agreement or contract with any officer, director or employee of the Company or with any of their affiliates (other than the Company), other than employment or consulting agreements covered by clause (ii) above, that will be binding upon or constitute a liability or obligation of the Company after the Effective Date;

     (v)(A) lease or similar agreement under which (i) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third person or (ii) the Company is a lessor or sublessor of, or makes available for use by any third person, any tangible personal property owned or leased by the Company, (B) continuing contract for the future purchase of materials, supplies or equipment, or (C) advertising agreement or arrangement, in any such case referred to in clauses
(A), (B) or (C) which has a future liability in excess of $50,000 and which is not terminable by the Company in less than 180 days at will for a cost of less than $50,000;

     (vi) license or other agreement relating in whole or in part to any Proprietary Rights (including any license or other agreement under which the Company has the right to use any of the same owned or held by any third person);

     (vii) agreement or contract under which the Company has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed the indebtedness, liabilities or obligations of others, involving a presently outstanding amount in excess of $50,000 individually or $250,000 in the aggregate;

     (viii) mortgage, pledge, security agreement, deed of trust or other document granting a lien (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) with respect to any property (including, without limitation, any Owned Real Property) with a current value, singly or in the aggregate, in excess of $250,000;

     (ix) other agreement, contract, lease, license, commitment, arrangement or instrument to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective assets or business is bound or subject which has an aggregate future liability in excess of $50,000 and is not terminable by the Company in less than 180 days at will for a cost of less than $50,000.

                 (b) Each Lease and each Company Material Contract is in full force and effect and is a legal, valid and binding contract or agreement and there is no material default (or any event which, with the giving of notice or lapse of time or both, would be a material default) by the Company or, to the knowledge of the Company, any other party, in the timely performance of any obligation to be performed or paid under any of the Company Material Contracts, the Lease or any such other material contract or agreement, except where the failure to be in full force and effect or to be valid and binding, or for such material defaults which, would not reasonably be expected to have a Company Material Adverse Effect. No written notice has been received by the Company of any default under or termination of the Lease or any Company Material Contract which has not been cured as of the date hereof or which cannot be promptly cured without the payment of any material sums with respect thereto. The Company has either delivered or made available to L.A. Gear true, complete and correct copies of all signed Company Material Contracts.

               SECTION 3.11.  Customers.

                 (a) During the last twelve months (measured at the end of each month) no Significant Customer has or Significant Customers have (or, from the date hereof until the Effective Time, shall have) (i) canceled or otherwise terminated, or, threatened to cancel or otherwise terminate, its or their relationship with the Company or its subsidiaries, or (ii) materially decreased, or, threatened to materially decrease, or materially limit its or their purchase of the products sold by the Company or its subsidiaries. To the knowledge of the Company, there will not be any such change in relations with such Significant Customers as a result of the transactions contemplated by this Agreement which could have a Company Material Adverse Effect. For purposes of this Section 3.11, "Significant Customer" or "Significant Customers" shall mean any customer or customers of the Company or any of its subsidiaries which accounted for 5% or more of the aggregate revenues from customers of the Company during the fiscal year ended December 31, 1994.

                 (b) Section 3.11(b) of the Company Disclosure Schedule lists the names of all independent contractors, distributors, agents, and brokers that are entitled to, or that the Company reasonably expects to receive, compensation of more than $50,000 per year from the Company or any of its subsidiaries and sets forth the amount of such compensation to which each such independent contractor, distributor, agent or broker is entitled and the date of termination of the contract, agreement or other arrangement so entitling such independent contractor, distributor, agent or broker to such compensation.

                 SECTION 3.12.  Suppliers.

                 During the last 12 months, no Significant Supplier has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company or its subsidiaries or requested a material increase in pricing terms. To the knowledge of the Company, there will not be any such change in relations with such Significant Suppliers as a result of the transactions contemplated by this Agreement which could have a Company Material Adverse Effect. All of the contracts or agreements with Significant Suppliers contain no requirement that the Company purchase any minimum or required amount of products and contain no restrictions on the Company's ability to purchase, sell or distribute, in lieu of such Significant Supplier's products, other products produced by third parties. For purposes of this Section 3.12, "Significant Supplier" or "Significant Suppliers" shall mean any supplier or suppliers of the Company or any of its subsidiaries whom the Company or any of its subsidiaries has a contract or agreement and from whom the Company had made purchases during the last 12 months, or reasonably anticipates it will make purchases in the next 12 months, in an aggregate amount of $50,000 or more.

                 SECTION 3.13.  Employee Benefit Plans; Labor Matters.

                 (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (collectively, the "Company Benefit Plans"), the Company has furnished to L.A. Gear a true, complete and correct copy of (i) the most recent annual report (Form 5500 and all schedules thereto) filed with the United States Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan including all amendments thereto and written interpretations thereof, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan and related trust which is intended to satisfy the requirements under Section 401(a) of the Code. Section 3.13(a) of the Disclosure Schedule contains a true and complete list of each Company Employee Plan.

                 (b) None of the Company Benefit Plans promises or provides retiree medical or life insurance benefits or other employee welfare benefits to any person, except as required by law and neither the Company nor any of its subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any person (either individually or as a group) that such person(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by law. Each Company Benefit Plan (other than any "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA (referred to herein as a "Multiemployer Plan")) intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred since the date of such letter to affect the qualified status of such plan. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, none of the Company Benefit Plans promises or provides severance benefits or benefits contingent upon a change in ownership or control which will be characterized as an "excess parachute payment," within the meaning of section 280G of the Code. In addition, neither the Company nor any of its subsidiaries or affiliates of the Company is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of section 280G of the Code. Each Company Benefit Plan (other than a Multiemployer Plan) has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither the Company nor any of its subsidiaries has incurred, or reasonably expects to incur, any direct or indirect liability under or by operation of Title IV of ERISA which would have a Company Material Adverse Effect.

                 (c) With respect to the Company Benefit Plans, no event has occurred and there exists no condition, in connection with which the Company or any of its subsidiaries could reasonably be expected to be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which would, individually or in the aggregate, have a Company Material Adverse Effect.

                 (d) At no time since its formation has the Company or any ERISA Affiliate (as defined below) contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Multiemployer Plan. "ERISA Affiliate" means any person who is or was a member of a group which is or was under common control with the Company, who is or was treated as a single employer within the meaning of Sections 414(b) or (c) of the Code.

                 (e) Section 3.13(e) of the Company Disclosure Schedule lists, as of the date of this Agreement, all collective bargaining or other labor union contracts to which the Company or its subsidiaries is a party applicable to persons employed by the Company or its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries which may interfere with the respective business activities of the Company or its subsidiaries, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect. Neither the Company nor its subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries, and there is no pending or threatened charge or complaint against the Company or its subsidiaries by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint would not have a Company Material Adverse Effect.

                 (f) No payments are due to any employees, officers or directors of the Company or any of its subsidiaries on account of the transactions contemplated hereby.

                 (g) No bonuses are payable to any officers or key employees of the Company or any of its subsidiaries with respect to any period including the fiscal year ended December 31, 1994.

                 (h) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, trust or loan that will or may result in any payment (whether for severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or L.A. Gear to amend or terminate any Company Benefit Plan or trust and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

               SECTION 3.14.  Taxes.

                 (a) (i) All material Returns (as defined below) in respect of Taxes (as defined below) required to be filed with respect to the Company and each of its subsidiaries (including any consolidated federal income tax return of the Company and any state Tax return that includes the Company or any of its subsidiaries on a consolidated, combined or unitary basis) have been filed and any material penalties and interest resulting from the late filing of any such Return have been paid, none of such Returns for federal income taxes contain a disclosure statement under section 6661 or 6662 of the Code in order to avoid a material penalty for a "substantial understatement of income tax" for any taxable year and no extension of time within which to file any such Return has been requested, which Return has not since been filed; (ii) all material Taxes required to be shown on such Returns or otherwise due or payable have been paid and any material penalties and interest resulting from any late payments of such Taxes have been paid, and there are no material penalties or interest payable as a result of the Company or any of its subsidiaries failing to pay any estimated Taxes that were due and payable under section 6655 of the Code or any comparable provision of state law; (iii) no material adjustment relating to any of such material Returns has been proposed in writing by any Tax authority;
(iv) there are no outstanding subpoenas or requests by any Tax authority for material information with respect to any Returns of the Company or any of its subsidiaries or the Taxes reflected on such Returns; (v) neither the Company nor any of its subsidiaries has received any notification of any pending or material threatened actions or proceedings for the assessment or collection of Taxes against the Company or any of its subsidiaries or any corporation that was included in the filing of a Return with the Company on a consolidated, combined or unitary basis; (vi) there are no material Tax liens on any assets of the Company or any of its subsidiaries other than liens for Taxes that are not yet due or payable; (vii) neither the Company nor any of its subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any material Tax potentially applicable as a result of such membership or holding has not expired; (viii) neither the Company nor any of its subsidiaries owes any material amounts pursuant to any Tax sharing agreement or arrangement, and neither the Company nor any subsidiary will have any liability after the date hereof in respect of any Tax sharing agreement or arrangement executed or agreed to prior to the date hereof with respect to any company that has been sold or disposed of by the Company or any of its subsidiaries; (ix) all material Taxes required to be withheld, collected or deposited by the Company or any of its subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority; and (x) the Company and each of its subsidiaries has properly accrued all current or contested material Taxes on their respective books and records.

                 (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any federal or state income or franchise Tax to which the Company or any of its subsidiaries may be subject and there are no outstanding written waivers or agreements extending the statute of limitations for any such period with respect any material sales and use Tax or material real or personal property Taxes; (ii) neither the Company nor any of its subsidiaries has any (A) material income reportable for a period ending after the Effective Time but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending at or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) material deferred gain or loss arising out of any deferred intercompany transaction; and (iii) Section 3.14(b) of the Company Disclosure Schedule lists, with respect to each taxable period of the Company and each of its subsidiaries, the period for the assessment of any federal or state income or franchise Tax that is closed by reason of an audit being closed and final or by reason of a closing agreement with the appropriate Tax authority, all such Returns that are currently the subject of an audit with respect to which the Company or any of its subsidiaries has received notice, all jurisdictions for which state income or franchise tax Returns have been filed on the basis of a combined or unitary group, and the most recent income or franchise tax Return for each jurisdiction for which an audit has been completed.

                 (c) (i) The Company has delivered to L.A. Gear true, correct and complete copies of all federal and state income and franchise Tax Returns for the fiscal years ending December 31, 1991, 1992 and 1993 and the sales and examination reports, and statements of material deficiencies assessed against or agreed to by the Company or any of its subsidiaries since January 1, 1991;
(ii) the Company has delivered to L.A. Gear a true and complete copy of any Tax sharing or allocation agreement or arrangement involving the Company or any of its subsidiaries; (iii) Section 3.14(c) of the Company Disclosure Schedule sets forth the following information with respect to the Company and each of its subsidiaries as of December 31, 1993 for federal income tax purposes: the amount of any net operating loss, net capital loss, unused credit, unused foreign tax credit, or excess charitable contribution allocable to the Company and each of its subsidiaries; (iv) Schedule 3.14(c) of the Company Disclosure Schedule sets forth a complete and accurate description of all Tax accounting methods that differ from book accounting methods for all significant items affecting federal income Taxes as set forth on the Company's federal income tax Return for the fiscal year ended December 31, 1993; (v) Schedule 3.14(c) of the Company Disclosure Schedule sets forth a full description of any and all material sales, purchase or loan transactions between the Company or any of its subsidiaries and any directors, officers or five percent stockholder(s) of the Company or its subsidiaries; (vi) Schedule 3.14(c) of the Company Disclosure Schedule sets forth a complete and accurate list of locations by city and state in which the Company or any of its subsidiaries leases to other persons any real or personal property; and (vii) Schedule 3.14(c) of the Company Disclosure Schedule sets forth an accurate description of all prior acquisitions, reorganizations and dispositions of any companies or businesses by the Company of any of its subsidiaries occurring after January 1, 1988.

                 (d) All amounts paid or accrued by the Company with respect to contributions to the Foundation are, or were at the time they were taken, deductible charitable contributions for federal income tax purposes.

                 (e) For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign Governmental Entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Returns" shall mean any and all returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. For purposes of this Section 3.14, references to the Company and each of its subsidiaries shall include former subsidiaries of the Company for the periods during which any such corporations were owned, directly or indirectly, by the Company.

               SECTION 3.15.  Proprietary Rights.

                 The Company has heretofore provided to L.A. Gear a correct and complete written list of all Proprietary Rights, now or heretofore used or presently proposed to be used in the business of the Company and its subsidiaries. The Company and its subsidiaries own or have the right to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all the Proprietary Rights necessary to the conduct of their respective businesses as presently being conducted, except where the failure to have such licenses or rights would not singly or in the aggregate have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has any limitation on their respective abilities to extend the use of their Proprietary Rights outside the United States. The validity of the Proprietary Rights and the title thereto of the Company or any of its subsidiaries is not being questioned in any Claim to which the Company or any of its subsidiaries is a party or is subject, nor is any such Claim threatened. The conduct of the business of the Company and its subsidiaries as now conducted does not and will not infringe or conflict with any

Proprietary Rights of others. The Company is not aware of any use of any Proprietary Rights owned by or licensed to the Company or any of its subsidiaries that is now being made, except by the Company or by any person duly licensed by it to use the same under a Company Material Contract disclosed in Section 3.10 of the Company Disclosure Schedule. No infringement by others of any Proprietary Rights owned by or licensed by or to the Company is known to the Company. All licenses and other agreements pertaining to the Proprietary Rights and any other rights to which the Company is a party, are in compliance in all material respects with all applicable laws and regulations, including those pertaining to remittance of foreign exchange and taxation. All trademarks, registrations and applications thereof, copyrights, patents, patent applications, rights to inventions and all other Proprietary Rights heretofore owned or held by any employee of the Company or any of its subsidiaries and used in the business of the Company or any of its subsidiaries in any manner have been duly and effectively transferred to the Company or its subsidiaries. The consummation of the transactions contemplated hereby will not alter or impair the rights and interests of the Company or its subsidiaries in any of the Proprietary Rights, and the Company and its subsidiaries will have the same rights and interests in such items at and after the Effective Time as they will have immediately prior to the Effective Time.

                SECTION 3.16. Certain Business Practices and Regulations;
                              Potential Conflicts of Interest.

                 (a) Neither the Company nor any of its subsidiaries nor any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                 (b) Except as set forth in the SEC Reports filed prior to the date of this Agreement, to the best of the Company's knowledge, none of the affiliates, officers or directors of the Company or any of its subsidiaries or any spouse, linear descendent or entity controlled by any of the foregoing (i) owns, directly or indirectly, any significant interest in (which shall not include shareholdings for investment purposes not equal to 1% or more of the outstanding voting securities of an issuer who files annual and periodic reports with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act), or is a director, officer, employee, consultant or agent of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company or any of its subsidiaries,
(ii) owns, directly or indirectly, in whole or in part, any real or personal property that the Company or any of its subsidiaries uses in the conduct of its business, (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Company or any of its subsidiaries other than claims in the ordinary course of business such as for accrued salary, bonus, commissions, and vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof which have been disclosed to L.A. Gear in writing specifying that such disclosure is an exception to this Section, (iv) has sold to, or purchased from, the Company or any of its subsidiaries any assets or property for aggregate consideration in excess of $25,000 since January 1, 1994, or (v) is a party to any contract or participates in any arrangement, written or oral, pursuant to which the Company or any of its subsidiaries provides office space or services of any nature to any such individual or entity, except to such individual in his capacity as an employee of the Company or its subsidiaries.

               SECTION 3.17.  Insurance.

                 Section 3.17 of the Company Disclosure Schedule sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of the Company (collectively, the "Insurance Contracts"), including the amounts of such insurance and annual premiums with respect thereto. Such Insurance Contracts are valid and binding in accordance with their terms, are in full force and effect and are in amounts and under terms and conditions customary for businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries is in material default with respect to any provision contained in any such Insurance Contract nor have the Company or any of its subsidiaries failed to give any notice of any claim under any such Insurance Contract in due and timely fashion.

               The Company has not received any written notice from any of its insurance carriers that any insurance premiums (including, without limitation, worker's compensation premiums) will be materially increased in the future or that any Insurance Contract will not be available in the future on substantially the same terms as now in effect.

               SECTION 3.18.  Accuracy of Information; Full Disclosure.

                 The Company has furnished L.A. Gear with true, correct and complete copies of all documents furnished in connection with L.A. Gear's consideration of the transactions contemplated hereby. Neither this Agreement, nor any certificate, exhibit, schedule or other instrument or list or information furnished by the Company pursuant to this Agreement, or any of the documents furnished to L.A. Gear, contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to L.A. Gear that has or could reasonably be expected to have a Company Material Adverse Effect, or that could be expected to impair the ability of the Company to perform this Agreement and the transactions contemplated hereby.

               SECTION 3.19.  Opinion of Financial Advisor.

                 The Company has received the written opinion (the "Fairness Opinion") of Tucker Anthony Incorporated ("Tucker Anthony") on the date of this Agreement to the effect that the Merger is fair, from a financial point of view, to the common stockholders of the Company and the Company will promptly, after the date of this Agreement, deliver a copy of such Fairness Opinion to L.A. Gear.

               SECTION 3.20.  Vote Required.

                 The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger.

               SECTION 3.21.  Brokers.

                 No broker, finder or investment banker (other than Tucker Anthony) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Stock Option Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has furnished to L.A. Gear a true, complete and correct copy of all agreements between the Company and Tucker Anthony pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement or the Stock Option Agreement.

               SECTION 3.22.  Real Property.

               (a) The Company does not (i) own or operate any real property, or (ii) lease, sublease, license or otherwise have the right to use or operate any real property other than the real property and the improvements located thereon (the "Leased Real Property") set forth in Section 3.22(a) of the Company Disclosure Schedule.

               (b) There are no leases, subleases, licenses or other agreements granting to any person other than the Company any right to the possession, use, occupancy or enjoyment of the Leased Real Property or any portion thereof.

               SECTION 3.23.  Title to Properties.

         (a) The Company has good and marketable title to all of its properties, including, without limitation, (i) all of the assets reflected on the Company Balance Sheet, (ii) the properties described in Sections 3.15, 3.22, 3.24 and 3.25 of this Agreement, and (iii) all other properties or assets of any kind used or held for use by or reasonably necessary to the operations of the Company or its subsidiaries which the Company or its subsidiaries purport to own (including, without limitation, all lasts and molds used in the manufacture of products for or by the Company or any of its subsidiaries), in each case free and clear of any Encumbrance or exceptions to title, except for
(A) Encumbrances set forth in the Company Balance Sheet; (B) properties disposed of, or subject to purchase or sales orders or conditional sale arrangements, in the ordinary course of business consistent with past practice;
(C) Encumbrances securing taxes, all of which are due but not delinquent or are being contested in good faith; and (D) Encumbrances which do not, individually or in the aggregate, materially detract from the value of such property, interfere with the use, occupancy or operation of such property as currently used or otherwise have a Company Material Adverse Effect.

               (b) The assets, rights, and properties owned or leased by the Company and its subsidiaries constitute all assets, rights, and properties used or held for use by or reasonably necessary to the operations of the Company and its subsidiaries as currently conducted.

               SECTION 3.24.  Tangible Property.

         The buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business or operations of the Company and its subsidiaries (the "Tangible Property") are in good operating condition and repair (normal wear and tear excepted), are subject to continued repair and replacement in accordance with past practice, and are suitable for their current use. During the past five years there has not been any significant interruption of the operations of the Company due to inadequate maintenance of the Tangible Property.

               SECTION 3.25.  Inventory.

         All of the inventory (the "Inventory") of the Company and its subsidiaries as reflected in the Company Balance Sheet is (or was prior to the sale thereof) suitable, usable, or (in the case of finished goods and products) salable at market prices (subject to normal cost variances not in excess of 5%) in the ordinary course of business for the purpose for which intended, except to the extent of normal obsolescence or to the extent written down or reserved against on the Company Balance Sheet. The Company does not know of any adverse condition affecting a material source of materials available to the Company. The quantity of the Inventory on hand on the Effective Date will be at levels customary for the Company and its subsidiaries for that time of year or, if at greater than customary levels, then consistent with the requirements of then outstanding Company Material Contracts.

               SECTION 3.26.  Accounts and Notes Receivable.

         The accounts and notes receivable reflected in the Company Balance Sheet and those accounts and notes receivable acquired or created after the Company Balance Sheet through the Effective Date, (a) are and shall be, bona fide accounts and notes receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice and (b) have been collected in full or are current and will be fully collectible when due at their face amounts, except to the extent of any allowance for doubtful accounts reflected in the Company Balance Sheet. The allowance for doubtful accounts that appears in the Company Balance Sheet has been fairly determined consistent with past practices in accordance with generally accepted accounting principles.

               SECTION 3.27.  Environmental Matters; Compliance with Laws.

               (a) (i) To the best of the Company's knowledge and belief, the Company and each of its subsidiaries has obtained all permits, licenses, registrations, consents and other authorizations which are required with respect to the operation of the Business under any applicable Environmental Law (the "Environmental Permits"), and all such Environmental Permits are in full force and effect, (ii) the Company is and has been in compliance in all material respects with all terms and conditions of all Environmental Permits and been in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law or contained in any regulation, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, (iii) all of the Company's Leased Real Property are free of any Hazardous Substances (except those authorized pursuant to and in accordance with Environmental Permits held by the Company, and all other applicable Environmental Laws) and free of all contamination arising from, relating to, or resulting from any such Hazardous Substances that could cause the Company and any of its subsidiaries to incur any Environmental Costs, (iv) there are no written or, to the best of the Company's knowledge, other claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, demands, inquiries or proceedings threatened that are based on or related to any Environmental Matters or the failure to have any required Environmental Permits, or indicating that the Company or any of its subsidiaries is or may be a potentially responsible party or otherwise liable in connection with the release or disposal of any Hazardous Substance, (v) there are no past or present conditions, events, circumstances, omissions or plans, that are reasonably likely to: (1) interfere with or prevent continued compliance by the Company or any of its subsidiaries with Environmental Laws and the requirements of Environmental Permits, (2) give rise to any liability or other obligation under any Environmental Laws requiring the Company or any of its subsidiaries to incur any Environmental Costs, (3) form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Company or any of its subsidiaries based on or related to any Environmental Matter, (vi) there are no underground or aboveground storage tanks, incinerators or surface impoundments at, on, or about, under or within any real property or tangible assets owned, operated or controlled in whole or in part by the Company or any of its subsidiaries, (vii) neither the Company nor any of its subsidiaries have used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Substances to any place or location, or in violation of any Environmental Laws, (viii) no lien exists and no condition exists which could result in the filing of a lien, against any property of the Company or any of its subsidiaries under any Environmental Law or relating to any Environmental Matter, and (ix) there has been no release, disposal or other dissemination as a result of the Company's operations or operations by others working for or on behalf of the Company or any of their respective subsidiaries or predecessors in interest, at any time of any Hazardous Substances at, on, about, under or within any real property currently or formerly owned or leased by the Company or any of their respective subsidiaries or any predecessor in interest of the Company or any real properties operated or controlled by the Company (other than pursuant to and in accordance with Environmental Permits held by the Company or any such predecessor or any of their respective subsidiaries).

              (b) Neither the Company nor any of its subsidiaries have been at any time in violation, in any material respects, of any Environmental Laws, nor has it been requested or required by any governmental authority to perform any investigatory or remedial activity or other action in connection with any Environmental Matter.

              (c) The Company and its subsidiaries are in compliance in all material respects with all Laws and regulations, including, without limitation, those relating to consumer protection, labeling, packaging, equal employment opportunity and employee safety, in all jurisdictions in which the Company or any of its subsidiaries is presently doing business and where the failure to effect such compliance is reasonably likely to have a Company Material Adverse Effect.


                  ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                          OF L.A. GEAR AND MERGER SUB

                 Except as set forth in the Disclosure Schedule delivered by L.A. Gear and Merger Sub to the Company prior to the execution of this Agreement (the "L.A. Gear Disclosure Schedule"), which shall identify exceptions by reference to the specific Section and paragraph to which an exception relates, L.A. Gear and Merger Sub hereby jointly and severally represent and warrant to the Company that:

               SECTION 4.01.  Organization and Qualification; Subsidiaries.

                 Each of L.A. Gear, Merger Sub and L.A. Gear's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of each of their respective jurisdictions of incorporation or organization, as the case may be, and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as is now being conducted, and each of L.A. Gear and its Significant Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the character of its properties owned or leased or the nature of the business conducted by it makes such qualification necessary, other than where the failure to be so duly organized, validly existing and in good standing, or to have such power and authority, or to be so duly qualified and in good standing, as the case may be, would not have an L.A. Gear Material Adverse Effect. The term "L.A. Gear Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the assets, financial condition, business, operations or prospects of L.A. Gear and its subsidiaries, taken as a whole at the time of such change or effect.

               SECTION 4.02.  Certificate of Incorporation and By-Laws.

                 L.A. Gear has heretofore furnished to the Company a complete and correct copy of the Certificates of Incorporation and the By-Laws, in each case as amended or restated, of each of L.A. Gear and Merger Sub. None of L.A. Gear, any of L.A. Gear's Significant Subsidiaries, or Merger Sub, is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws.

               SECTION 4.03.  Capitalization.

                 As of the date of this Agreement, the authorized capital stock of L.A. Gear consists of (a) 80,000,000 shares of L.A. Gear Common Stock, (b) 1,000,000 shares of 7.5% Series A cumulative convertible preferred stock, $100 par value (the "L.A. Gear 7.5% Convertible Preferred Stock"), and (c) 9,000,000 shares of preferred stock, without par value (the "L.A. Gear Preferred Stock"). As of the date of this Agreement: (i) 22,936,433 shares of L.A. Gear Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares of L.A. Gear Common Stock were held in the treasury of L.A. Gear; (iii) (A) 4,171,004 shares of L.A. Gear Common Stock were reserved for future issuance pursuant to stock options issued to certain officers, employees and other persons, (B) 10,000,000 shares of L.A. Gear Common Stock were reserved for future issuance pursuant to the conversion of the L.A. Gear 7.5% Convertible Preferred Stock, and (C) 4,700,000 shares of L.A. Gear Common Stock were reserved for future issuance pursuant to the conversion of the 7-3/4% Convertible Subordinated Debentures due 2002 of L.A. Gear; and (iv) 1,000,000 shares of L.A. Gear 7.5% Convertible Preferred Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, no shares of L.A. Gear Preferred Stock were issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, 100 shares of which are duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of, or other equity interests in, each of L.A. Gear's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and such shares or other equity interests owned by L.A. Gear or another subsidiary of L.A. Gear are owned free and clear of all Encumbrances of any nature whatsoever. As of the date of this Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which L.A. Gear or any of its subsidiaries is a party relating to the issued or unissued capital stock of, or other equity interests in, L.A. Gear or any of its subsidiaries or obligating L.A. Gear or any of its subsidiaries to grant, issue or sell any shares of the capital stock of, or other equity interests in, L.A. Gear or any of its subsidiaries, by sale, lease, license or otherwise, except (A) as disclosed in the L.A. Gear SEC Reports (as defined in Section 4.07 hereof) or otherwise as set forth in this Section 4.03 and (B) for L.A. Gear's existing stock option plans to the extent stock options thereunder have not yet been granted. As of the date of this Agreement, there are no obligations, contingent or otherwise, of L.A. Gear or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of L.A. Gear Common Stock or the capital stock of, or other equity interests in, any subsidiary of L.A. Gear or (y) except for guarantees of obligations of, or loans to, subsidiaries entered into in the ordinary course of business, provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of L.A. Gear or any other person. The shares of L.A. Gear Common Stock to be issued pursuant to the Merger and upon exercise of the L.A. Gear Warrants (1) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, L.A. Gear's Articles of Incorporation or By-Laws or any agreement to which L.A. Gear is a party or is bound and (2) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws and listed on the NYSE. The L.A. Gear Warrants to be issued pursuant to the Merger

(1) will be valid and binding obligations of L.A. Gear in accordance with the terms of the L.A. Gear Warrant Agreement and (2) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws. L.A. Gear shall use its reasonable best efforts to cause the L.A. Gear Warrants to be included for quotation on NASDAQ.

               SECTION 4.04.  Authority.

                 (a) L.A. Gear has all requisite corporate power and authority to execute and deliver this Agreement and the L.A. Gear Warrant Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by L.A. Gear. The execution and delivery of this Agreement and the L.A. Gear Warrant Agreement by L.A. Gear and the consummation by L.A. Gear of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of L.A. Gear are necessary to authorize this Agreement and the L.A. Gear Warrant Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the L.A. Gear Warrant Agreement has been duly executed and delivered by L.A. Gear and, assuming the due authorization, execution and delivery thereof by the Company, constitutes, and the L.A. Gear Warrant Agreement, when executed and delivered by L.A. Gear in accordance with the terms of this Agreement will constitute, the legal, valid and binding obligations of L.A. Gear enforceable against L.A. Gear in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally.

                 (b) Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by Merger Sub. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a legal, valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally.

               SECTION 4.05.  No Conflict; Required Filings and Consents.

                 (a) The execution and delivery of this Agreement by L.A. Gear and Merger Sub and of the L.A. Gear Warrant Agreement by L.A. Gear do not, and the performance of this Agreement by L.A. Gear and Merger Sub and of the L.A. Gear Warrant Agreement by L.A. Gear will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of L.A. Gear, Merger Sub or any of L.A. Gear's Significant Subsidiaries, (ii) conflict with or violate any Laws applicable to L.A. Gear, Merger Sub or any of L.A. Gear's Significant Subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of L.A. Gear, Merger Sub or any of L.A. Gear's Significant Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which L.A. Gear, Merger Sub or any of L.A. Gear's Significant Subsidiaries is a party or by which L.A. Gear, Merger Sub or any of L.A. Gear's Significant Subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) or breaches or defaults described in clause (iii) that would not have an L.A. Gear Material Adverse Effect. Neither L.A. Gear nor any of its affiliates or associates (as each such term is defined in Section 203 of Delaware Law) is an "interested stockholder" (as such term is defined in Section 203 of Delaware Law) of the Company.

                 (b) The execution and delivery of this Agreement by L.A. Gear and Merger Sub and of the L.A. Gear Warrant Agreement by L.A. Gear do not, and the performance of this Agreement by L.A. Gear and Merger Sub and of the L.A. Gear Warrant Agreement by L.A. Gear will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the HSR Act and the filing and recordation of appropriate merger documents as required by Delaware Law and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent or delay consummation of the Merger or the other transactions contemplated in this Agreement or the L.A. Gear Warrant Agreement, or otherwise, either individually or in the aggregate, prevent L.A. Gear or Merger Sub from performing its obligations under this Agreement or L.A. Gear from performing its obligations under the L.A. Gear Warrant Agreement, and would not have an L.A. Gear Material Adverse Effect.

               SECTION 4.06.  Permits; Compliance.

                 Each of L.A. Gear and its Significant Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification numbers, approvals and orders (collectively, the "L.A. Gear Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (including as required under applicable Environmental
Laws), and there is no action, proceeding or investigation pending or, to the knowledge of L.A. Gear, threatened regarding suspension or cancellation of any of the L.A. Gear Permits, except where the failure to possess, or the suspension or cancellation of, such L.A. Gear Permits would not have an L.A. Gear Material Adverse Effect. Neither L.A. Gear nor any of its Significant Subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to L.A. Gear or any of its Significant Subsidiaries or by which any of their respective properties is bound or affected or (b) any of the

L.A. Gear Permits, except for any such conflicts, defaults or violations which would not have an L.A. Gear Material Adverse Effect.

                 SECTION 4.07.  Reports; Financial Statements.

                 (a) Since December 1, 1992, L.A. Gear and its Significant Subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "L.A. Gear SEC Reports") and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable foreign, federal, state or local regulatory authorities, except where the failure to file any such forms, reports, statements or other documents under this clause (ii) would not have an L.A. Gear Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this
Section 4.07(a) being referred to herein, collectively, as the "L.A. Gear Reports"). The L.A. Gear Reports, including all L.A. Gear Reports filed after the date of this Agreement and prior to the Effective Time (x) were or will be prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the L.A. Gear SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such L.A. Gear SEC Reports) and
(y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the L.A. Gear SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except, with respect to L.A. Gear SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of L.A. Gear and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (A) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (B) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of L.A. Gear and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

                 (c) Except as and to the extent set forth on the consolidated balance sheet of L.A. Gear and its subsidiaries at August 31, 1994, including all notes thereto (the "L.A. Gear Balance Sheet"), neither L.A. Gear nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as otherwise reported in the consolidated financial statements contained in L.A. Gear's

Quarterly Report on Form 10-Q for the quarter ended August 31, 1994, or (ii) for liabilities or obligations incurred in the ordinary course of business since August 31, 1994, that would not have an L.A. Gear Material Adverse Effect. The books of account and other financial and corporate records of L.A. Gear are complete and correct in all material respects.

               SECTION 4.08.  Absence of Certain Changes or Events.

                 Except as disclosed in the L.A. Gear SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since December 1, 1993, there has not been (a) an L.A. Gear Material Adverse Effect or (b) any change by L.A. Gear or any of its Significant Subsidiaries in their accounting methods, principles or practices (except any such change after the date of this Agreement required by generally accepted accounting principles).

               SECTION 4.09.  Absence of Litigation.

                 Except as disclosed in the L.A. Gear SEC Reports filed prior to the date of this Agreement, (a) there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of L.A. Gear, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of L.A. Gear, threatened against L.A. Gear or any of its subsidiaries or any properties or rights of L.A. Gear or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations or investigations which, individually or in the aggregate, would not reasonably be expected to have an L.A. Gear Material Adverse Effect) and (b) neither L.A. Gear nor any of its Significant Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of L.A. Gear, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for such matters which would not reasonably be expected to have an L.A. Gear Material Adverse Effect.

               SECTION 4.10.  Certain Business Practices and Regulations.

                 Neither L.A. Gear nor any of its Significant Subsidiaries nor any directors, officers, agents or employees of L.A. Gear or any of its Significant Subsidiaries, has, to the knowledge of L.A. Gear, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
(iii) made any other unlawful payment.

               SECTION 4.11.  Ownership of Merger Sub; No Prior Activities.

                 (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof, all of the issued and outstanding Merger Sub Shares are, and at the Effective Time will be, owned by L.A. Gear.

                 (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities or any type or kind whatsoever or entered into any agreements or arrangements with any person.

               SECTION 4.12.  Brokers and Finders.

                 No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Stock Option Agreement based upon arrangements made by or on behalf of L.A. Gear.

               SECTION 4.13.  Material Contracts; No Default.

                 Each of the material contracts filed or incorporated by reference by L.A. Gear as an exhibit to the L.A. Gear Reports filed by L.A. Gear with the SEC since December 1, 1993, which has not been fully performed in accordance with its terms prior to the date hereof, is in full force and effect and is a legal, valid and binding contract or agreement and there is no material default (or any event which, with the giving of notice or lapse of time or both, would be a material default) by L.A. Gear or, to the knowledge of L.A. Gear, any other party, in the timely performance of any obligation to be performed or paid under any of the L.A. Gear Material Contracts or any such other material contract or agreement, except where the failure to be in full force and effect or to be valid and binding, or for such material defaults which, would not reasonably be expected to have an L.A. Gear Material Adverse Effect. No written notice has been received by L.A. Gear of any default under or termination of any L.A. Gear Material Contract which has not been cured as of the date hereof or which cannot be promptly cured without the payment of any material sums with respect thereto.

               SECTION 4.14.  Taxes.

                 (i) All material Returns (as defined below) in respect of Taxes (as defined below) required to be filed with respect to L.A. Gear and each of its Significant Subsidiaries (including any consolidated federal income tax return of L.A. Gear and any state Tax return that includes L.A. Gear or any of its subsidiaries on a consolidated, combined or unitary basis) have been filed and any material penalties and interest resulting from the late filing of any such Return have been paid; (ii) all material Taxes required to be shown on such Returns or otherwise due or payable have been paid and any material penalties and interest resulting from any late payments of such Taxes have been paid, and there are no material penalties or interest payable as a result of L.A. Gear or any of its Significant Subsidiaries failing to pay any estimated Taxes that were due and payable under section 6655 of the Code or any comparable provision of state law; (iii) no material adjustment relating to any of such material Returns has been proposed in writing by any Tax authority that is not adequately reserved against; (iv) all material Taxes required to be withheld, collected or deposited by L.A. Gear or any of its Significant Subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority; and (v) the most recent financial statement contained in the Form 10-K reflect in accordance with generally accepted accounting principles, an adequate reserve for all Taxes payable by L.A. Gear and its Significant Subsidiaries for all taxable periods accrued through the date of such financial statements.

               SECTION 4.15.  Accuracy of Information; Full Disclosure.

                 L.A. Gear has furnished the Company with true, correct and complete copies of all documents furnished in connection with the Company's consideration of the transactions contemplated hereby. Neither this Agreement, nor any certificate, exhibit, schedule or other instrument or list or information furnished by L.A. Gear pursuant to this Agreement, or any of the documents furnished to the Company, contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to the Company that has or could reasonably be expected to have an L.A. Gear Material Adverse Effect, or that could be expected to impair the ability of L.A. Gear to perform this Agreement and the transactions contemplated hereby.

                             ARTICLE V - COVENANTS

               SECTION 5.01.  Affirmative Covenants of the Company.

                 The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or the Stock Option Agreement or consented to in writing by L.A. Gear, the Company will and will cause its respective subsidiaries to:

                 (a) operate its business only in the usual and ordinary course consistent with past practices;

                 (b) use its reasonable best efforts to preserve intact its business organizations and goodwill, maintain its rights and franchises, retain the services of its officers, agents, and employees, and maintain satisfactory relationships with its agents, customers and suppliers and other third persons having business relationships with the Company or any of its subsidiaries; and

                 (c) use its reasonable best efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain inventories in quantities consistent with its customary business practice.

               SECTION 5.02.  Negative Covenants of the Company.

                 Except as expressly contemplated by this Agreement or the Stock Option Agreement or otherwise consented to in writing by L.A. Gear, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

                 (a) (i) increase the compensation payable to, or to become payable to, any director, officer, consultant or employee, except for increases in salary or wages payable, or to become payable, in the ordinary course of business and consistent with past practice (in amount and form) to employees of the Company or its subsidiaries who are not directors or officers of the Company or any of its subsidiaries; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee;
(iii) establish, adopt, enter into, terminate or amend (A) any employee benefit plan or arrangement except as may be required by applicable law, (B) any employment, severance or consulting contract or arrangement, or (C) any employee benefit or special compensation; (iv) grant any stock options or other rights to purchase shares of the Company's capital stock to any director, officer or employee; or (v) by any manner or means increase the compensation or fringe benefits of, or forgive any loans or indebtedness of, any employee, officer or director of the Company, or contribute to or otherwise fund or secure the benefits or compensation provided these under, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, other than to employees of the Company or its subsidiaries who are not directors or officers of the Company or any of its subsidiaries, in the ordinary course of business consistent with past practice;

                 (b) declare, set aside or pay any dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, outstanding shares of capital stock, except for dividends by a subsidiary of the Company to the Company or another subsidiary of the Company;

                 (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its respective subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding Company Stock Options in accordance with the terms of the applicable Company Stock Option Agreements or Company Warrants in accordance with the terms of the applicable Company Warrant Agreements); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock (except in connection with the exercise of outstanding Company Stock Options in accordance with the terms of the applicable Stock Option Agreements or Company Warrants in accordance with the terms of the applicable Company Warrant Agreements);

                 (d) (i) issue, deliver, award, pledge, grant or sell, or authorize or propose or enter into any contract, understanding, agreement or arrangement with respect to the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other Encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exerciseable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding Company Stock Options in accordance with the terms of the applicable Stock Option Agreements or Company Warrants in accordance with the terms of the applicable Company Warrant Agreements); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) accelerate the vesting of any of the Company Stock Options, or (iv) except for the transactions contemplated hereby and the Stock Option Agreement, enter into any arrangement, understanding or contract with respect to the purchase or voting of shares of its capital stock;

                 (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner or means, any business or any corporation, partnership, association or other business organization or division (other than a wholly owned subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice (in amount and form));

                 (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its or its subsidiaries' assets, except for dispositions of inventories and of immaterial assets in the ordinary course of business and consistent with past practice (in amount and form);

                 (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify L.A. Gear of all relevant terms of any such inquiries and proposals received by the Company or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to L.A. Gear a copy of such inquiry or proposal; provided, however, that nothing contained in this subsection (g) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal in writing by such person or entity to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company and any of its subsidiaries, taken as a whole, or to acquire "Beneficial Ownership" (as determined under Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the then outstanding common stock of the Company, but only if, and only to the extent that, (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Delaware Law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company provides written notice to L.A. Gear to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act, with regard to a Competing Transaction. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 50% or more of the outstanding shares of common stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or
(iv) any person or entity having acquired Beneficial Ownership or the right to acquire Beneficial Ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which Beneficially Owns 50% or more of the then outstanding shares of common stock of the Company (other than as a result of the transactions contemplated by this Agreement or through vesting of Company Stock Options, or the exercise of the Company Warrants, in any case granted prior to the date of this Agreement, or acquisitions or arbitrage transactions);

                 (h) release any third party from its obligations under any existing standstill or confidentiality agreement;

                 (i) propose or adopt any amendments to its Certificate of Incorporation or By-Laws;

                 (j) (A) change any of its methods of accounting (including, without limitation, changes in depreciation or amortization policies) in effect at December 31, 1993 (other than changes made between January 1, 1994 and the date hereof and described in Section 5.02(j) of the Company's Disclosure Schedule), or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $50,000; or, with respect to any payment or settlement relating to taxes and penalties with respect to Ryka Gmbh, an aggregate amount not to exceed $100,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1993, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

                 (k) (A) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness, or guarantee, endorse or otherwise become responsible for the obligations of third parties, whether or not evidenced by a note, bond, debenture, guarantee, or similar instrument, (B) prepay any indebtedness (other than prepayments to Pro-Specs America Corp. ("Prospecs"), pursuant to the terms of a Partial Assignment Agreement, as amended, between the Company, Heller Financial, Inc., and Prospecs), (C) make any loans, advances, or capital contributions to, or investments in, any other person, (D) issue sell any debt securities, (E) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice (in form and amount), of liabilities reflected or reserved against the Company Balance Sheet in excess of $50,000, or (F) amend or modify the Company's existing Retail Collection Factoring Agreement (the "Factoring Agreement") with Heller Financial, Inc.; provided, however, the Company may amend or modify the Factoring Agreement to increase to $2.5 million the amount of the Company's receivable against which the Company may obtain cash advances;

                 (l) take any action or fail to take any action which could reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time, or that could reasonably be expected to adversely affect the ability of the Company or any of its subsidiaries prior to the Effective Time to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated by this Agreement;

                 (m) take any action, or omit to take any action, the effect of which would reasonably be expected to cause any of the representations and warranties contained in Article III of this Agreement to be inaccurate as of the Effective Time or any time prior thereto;

                 (n) enter into, adopt, amend modify or terminate any contract or agreement (including any purchase order) having an aggregate value in excess of $100,000;

                 (o) enter into any material contracts, agreements or arrangements with any affiliate of the Company or any of its subsidiaries, or any director, officer or employee of the Company or any of its Subsidiaries;

                 (p) fail to perform in all material respects their respective obligations under all Company Material Contracts (except those being contested in good faith); or

                 (q) authorize any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

               SECTION 5.03.  Negative Covenants of L.A. Gear.

                 Except as expressly contemplated by this Agreement or the Stock Option Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, L.A. Gear will not do, and will not permit any of its subsidiaries to do, any of the following:

                 (a) amend any of the material terms or provisions of the L.A. Gear Common Stock;

                 (b) knowingly take any action which would result in a failure to maintain the trading of L.A. Gear Common Stock on the NYSE;

                 (c) take any action or fail to take any action that could reasonably be expected to have an L.A. Gear Material Adverse Effect prior to or after the Effective Time, or that could reasonably be expected to adversely affect the ability of L.A. Gear or any of its subsidiaries prior to the Effective Time to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated by this Agreement;

                 (d) declare or pay any extraordinary cash dividend on outstanding shares of capital stock;

                 (e) authorize any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

                 (f) take any action, or omit to take any action, the effect of which would reasonably be expected to cause any of the representations and warranties contained in Article IV of this Agreement to be inaccurate as of the Effective Time or any time prior thereto.

               SECTION 5.04.  Access and Information.

                 (a) Subject to Section 5.05, from the date hereof until the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees and agents, to, (i) afford to L.A. Gear and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the "L.A. Gear Representatives") complete access (at reasonable times upon reasonable notice) to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries, and to the books and records (including, without limitation, tax returns) and material contracts thereof and (ii) furnish promptly to L.A. Gear and the L.A. Gear Representatives all information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating, technical and other data and information) as may be reasonably requested, from time to time, by L.A. Gear or any L.A. Gear Representative. Subject to Section 5.05, L.A. Gear and the L.A. Gear Representatives shall have the right to make copies of all such records, files and other materials as may be deemed advisable thereby. The Company shall reasonably promptly advise L.A. Gear in writing of any change in material terms of any Company Material Contract (including, without limitation, any contracts with Significant Customers or Significant Suppliers).

                 (b) L.A. Gear shall furnish to the Company such financial, operating and other data concerning L.A. Gear and its subsidiaries which the Company reasonably deems necessary to be disclosed to the Company's stockholders in the Proxy Statement.

                 (c) L.A. Gear and the Company shall promptly deliver to the other true and correct copies of any report, statement, or schedule filed by the other with the SEC subsequent to the date hereof.

               SECTION 5.05.  Confidentiality.

                 L.A. Gear and the Company will each comply with all of their respective obligations under the provisions of the Proprietary Information and Confidentiality Agreement dated as of August 16, 1994 as amended by the letter dated as of August 26, 1994 between L.A. Gear and the Company (the "Confidentiality Agreement").

               SECTION 5.06.  Backlog Statement; Incoming Orders Statement.

                 Within five business days following the end of each calendar month ending after the date hereof and prior to the Effective Date, the Company shall provide L.A. Gear with (i) a statement, in the form previously provided to L.A. Gear, setting forth the domestic and international backlog, as of the last day of the just completed calendar month (each, a "Backlog Statement"), and (ii) an Incoming Orders Statement setting forth the Incoming Orders for the just completed calendar month. Each Backlog Statement shall specifically identify each close-out order, and shall set forth the gross margin percentage for each such order.


                       ARTICLE VI - ADDITIONAL AGREEMENTS

               SECTION 6.01.  Meeting of Stockholders.

                 The Company, acting through its Board of Directors, shall, as soon as practicable after the date of this Agreement, take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-Laws to convene a meeting of the Company's stockholders to act on the Merger Agreement (the "Stockholders' Meeting"), and the Company shall consult with L.A. Gear in connection therewith. The Company, acting through its Board of Directors, shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of the Merger Agreement and to secure the vote or consent of stockholders required by Delaware Law to approve and adopt the Merger Agreement.





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
               SECTION 6.02.  Registration Statement; Proxy Statement.

                 (a) As soon as practicable after the execution of this Agreement, L.A. Gear shall commence the preparation of a registration statement on Form S-4 (the registration statement, together with the amendments thereto, being the "Registration Statement"), containing a proxy statement/prospectus, in connection with the registration under the Securities Act of the L.A. Gear Common Stock, the L.A. Gear Warrants and the other transactions contemplated by this Agreement. As soon as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement that will be the same proxy statement/prospectus to be contained in the Registration Statement, and a form of proxy, in connection with the vote of the Company's stockholder(s) with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto and the form of proxy, in each case in the form or forms mailed to the Company's stockholder(s), being referred to herein as the "Proxy Statement"). The proxy statement/prospectus to be contained in each of the Registration Statement and the Proxy Statement shall be satisfactory in form and content to each of L.A. Gear and the Company. Promptly after receipt of confirmation from the SEC that it has no further comments with respect to such preliminary proxy statement/prospectus, L.A. Gear shall file the Registration Statement with the SEC. Each of L.A. Gear and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of L.A. Gear Common Stock and the L.A. Gear Warrants in the Merger.
Each of L.A. Gear and the Company shall obtain and furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to all of its stockholders. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger.

                 (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly so inform L.A. Gear. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

                 (c) The information supplied by L.A. Gear for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by L.A. Gear for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to L.A. Gear or any of its respective affiliates, or its to their respective officers or directors, should be discovered by L.A. Gear which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, L.A. Gear shall promptly so inform the Company. All documents that L.A. Gear is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                 SECTION 6.03.  Best Efforts; Consents; Filings.

                 (a) Subject to the terms and conditions of this Agreement, the Company and L.A. Gear shall each use their reasonable best efforts to (i) take promptly, or cause to be taken, all appropriate action, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by L.A. Gear or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger; (iii) make all necessary filings, and thereafter make any other required submissions, notifications and filings with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable Law, including, without limitation, any other federal or state securities laws and (B) the HSR Act, provided, however, that L.A. Gear and the Company shall cooperate with each other in connection with the making of all such filings, including, without limitation, providing copies of all such documents to the non-filing party and its advisors prior to any filing and, if requested, to accept all reasonable additions, deletions or changes suggested by the non-filing party in connection therewith; and (iv) remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto all benefits contemplated by this Agreement. The Company and L.A. Gear shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

                 (b) Each of the Company and L.A. Gear shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, its reasonable best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the L.A. Gear Disclosure Schedule, as the case may be, (C) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein, or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an L.A. Gear Material Adverse Effect from occurring after the Effective Time.

                 (c) Each of the parties hereto shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger in accordance with the terms and conditions of this Agreement.

               SECTION 6.04.  Public Announcements.

                 Exhibit E to this Agreement is a press release (the "Press Release") which shall be jointly issued by the Company and L.A. Gear concurrently with the execution of this Agreement. The Company and L.A. Gear shall consult with each other before issuing any press release with respect to the Merger or the Company (other than the Press Release) and shall not issue any such press release (other than the Press Release) prior to such consultation.

               SECTION 6.05.  NYSE Listing; NASDAQ Quotation.

                 (a) L.A. Gear shall use its reasonable best efforts to cause the shares of L.A. Gear Common Stock to be issued in the Merger to be approved for listing on the NYSE at or prior to the Effective Time.

                 (b) L.A. Gear shall use its reasonable best efforts to cause the L.A. Gear Warrants to be issued in the Merger to be approved for quotation on the NASDAQ at or prior to the Effective Time.

                 (c) L.A. Gear shall use its reasonable best effort to file, on or promptly after the Effective Time, and to keep current a Form S-8 or other appropriate registration statement in respect of each Converted Option, and the shares of L.A. Gear Common Stock underlying such Converted Option, for as long as the Converted Options remain outstanding.

               SECTION 6.06.  Lock-Up Agreement; Stock Option Agreement.

                 (a) Exhibit F hereto sets forth an Agreement between the President and Chief Executive Officer of the Company and L.A. Gear with respect to shares of capital stock of the Company and owned by such President and Chief Executive Officer (the "Lock- Up Agreement"), which agreement shall be executed concurrently with the execution of this Agreement.

                 (b) Exhibit A hereto sets forth the Stock Option Agreement, which agreement shall be executed concurrently with the execution of this Agreement.

                 (c) Exhibit H hereto sets forth a form of consent relating to the conversion in the Merger of Non-Plan Stock Options. The Company shall have obtained a consent, substantially in the form of Exhibit H hereto, prior to the execution of this Agreement, by each of the directors of the Company who are holders of Non-Plan Stock Options (the "Director Optionholder Consents"). The Company shall use its best efforts to obtain a consent, substantially in the form of Exhibit H hereto, prior to the Effective Time, by each of the Company and the remaining holders of the Non-Plan Stock Options listed on Schedule 6.06(c) hereto (collectively with the Director Optionholder Consents, the "Non-Plan Consents").

                 (d) Exhibit I hereto sets forth a form of consent relating to the conversion in the Merger of Plan Stock Options. The Company shall use its best efforts to cause a consent , substantially in the form of
Exhibit I hereto, to be executed, prior to the Effective Time, by each of the Company and the holder of each Plan Stock Option outstanding on the date hereof (other than the option described in Section 6.06(f) hereof) (collectively, the "Plan Conversion Consents" and, collectively with the Non- Plan Conversion Consents, the "Conversion Consents").

                 (e) Exhibit J hereto sets forth a form of consent by Sheri Poe to the termination of Non-Plan Stock Options to purchase 250,000 shares of Company Common Stock granted on December 1, 1994, a copy of which shall have been executed, prior to the execution of this Agreement, by Ms. Poe ( the "Poe Consent").

                 (f) Exhibit K hereto sets forth a form of consent to the conversion and amendment of certain Plan Stock Options to purchase 125,000 shares of Company Common Stock granted on April 5, 1994, a copy of which shall have been executed, prior to the Effective Time, by the Company's chief financial officer (the "April 1994 Consent").

               SECTION 6.07.  Indemnification of Directors and Officers.

                 (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

                 (b) This Section 6.07 shall survive the Effective Time, and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and shall be binding on L.A. Gear and Merger Sub and the Surviving Corporation and their respective successors and assigns.

               SECTION 6.08.  Obligations of Merger Sub.

                 L.A. Gear shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

               SECTION 6.09.  Notification of Certain Matters.

                 Each party shall give prompt notice to the others of (i) the occurrence or failure to occur of any event, which occurrence or failure would be likely to cause any representation or warranty or on its part contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, and (ii) any material failure of such party, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.


                        ARTICLE VII - CLOSING CONDITIONS

               SECTION 7.01. Conditions to Obligations of Each Party Under This Agreement.

                 The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                 (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of L.A. Gear or the Company, threatened by the SEC. L.A. Gear shall have received all other federal or state securities permits and other authorizations necessary to issue L.A. Gear Common Stock and L.A. Gear Warrants in exchange for Company Common Stock and to consummate the Merger.

                 (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company.

                 (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which restricts, prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement.

                 (d) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

               SECTION 7.02.  Additional Conditions to Obligations of L.A. Gear.

                 The obligations of L.A. Gear to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) when made and as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. L.A. Gear shall have received a certificate of the President of the Company, as of the Effective Time, to such effect.

                 (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. L.A. Gear shall have received a certificate of the President or Chief Financial Officer of the Company, as of the Effective Time, to that effect.

                 (c) Consents and Approvals. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all leases or other agreements or instruments to which the Company or any of its subsidiaries is bound. L.A. Gear shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all loan or credit agreements or other agreements or instruments to which L.A. Gear or any of its subsidiaries is bound. All material consents, waivers, approvals and authorizations required to be obtained, and all material filings or notices required to be made, by L.A. Gear and the Company prior to consummation of the transactions contemplated in this Agreement (other than the filing of merger documents in accordance with Delaware Law) shall have been obtained from and made with all required Governmental Entities.

                 (d) No Challenge. There shall not be pending or threatened any action, proceeding or investigation by any Governmental Entity
(i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger, (ii) seeking to require the divestiture by L.A. Gear or the Company or any of their respective affiliates of shares of Company Common Stock or L.A. Gear Common Stock or any business, asset or property of L.A. Gear or the Company or any of their respective affiliates, or (iii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of L.A. Gear or its subsidiaries to transact business with the Company or otherwise own or operate in the current manner all or any portion of the businesses or assets of the Company or its subsidiaries, which, in either case, is reasonably likely to have a Company Material Adverse Effect prior to or after the Effective Time, or an L.A. Gear Material Adverse Effect after the Effective Time, or to subject the Company, L.A. Gear, Merger Sub or any of their respective subsidiaries or any of their respective officers or directors to substantial penalties or criminal liability.

                 (e) Board Recommendation. The Board of Directors of the Company shall not have modified, rescinded or otherwise withdrawn its recommendation in favor of the Merger in breach of Section 6.02(a) and the Company's Special Committee shall not have recommended that the Board do so.

                 (f)      Fairness Opinion.  The Fairness Opinion described in
Section 3.19 shall not have been modified, rescinded or otherwise withdrawn.

                 (g) Maximum Appraisal Rights. The holders of an aggregate of not more than 5% of the eligible issued and outstanding shares of Company Common Stock shall have made a written demand to the Company for the appraisal of their shares pursuant to Section 262 of Delaware Law.

                 (h) No Material Adverse Change. There shall not have occurred, after the date hereof, any event, condition or state of facts which has, or is reasonable likely to result in, a Company Material Adverse Effect.

                 (i) Employment Agreements. Sheri Poe shall have entered into an employment agreement with the Company, substantially in the form attached as Exhibit G to this Agreement.

                 (j) Other Agreements. The Stock Option Agreement, the Lock-Up Agreement, each Non-Plan Consent, the Poe Consent, and the April 1994 Consent shall have been executed prior to the Effective Time and at the Effective Time each shall be in full force and effect, and no action shall have been taken, and no event shall have occurred, which shall constitute or, with the giving of notice or the passage of time would constitute, a breach or default thereunder.

                 (k) Foundation. A letter agreement between and the Company and the Foundation, substantially in the form attached hereto as Exhibit L, shall have been executed prior to the Effective Time and at the Effective Time shall be in full force and effect.

                 (l) Trademark Rights. (i) The Company shall have sole and exclusive ownership of all tradenames, trademarks, applications and registrations thereof and all goodwill associated therewith, owned or in the name of Ryka Gmbh in the United States and in all foreign jurisdictions, set forth in Schedule 7.02 as well as any other tradenames, trademarks, applications and registrations thereof and all goodwill associated therewith set forth in Schedule 7.02 (the "Trademark Rights"). Such sole and exclusive ownership by the Company shall be evidenced prior to closing by the presentation to L.A. Gear of proof satisfactory to L.A. Gear of the assignment of all right, title and interest in such Trademark Rights from the current owner or record title holder to the Company and proper recordation of such assignment or assignments in the name of the Company on the principal register in the United States Patent and Trademark Office or any foreign equivalent.

                          (ii)  The Company shall obtain and deliver a legal
opinion, in form and substance reasonably satisfactory to L.A. Gear, from patent and trademark counsel reasonably acceptable to L.A. Gear, substantially to the effect that:

                                  (A)  good and clear legal title in and to the
Trademark Rights, has been legally and validly assigned and transferred by current owner or record title holder to the Company,

                                  (B)  the Company is the sole and exclusive
owner of  the Trademark Rights, as a result of such transfer,

                                  (C)  such transfer is in compliance in all
material respects with all applicable laws and regulations and will not adversely affect the value of the Trademark Rights, and

                                  (D)  such assignment or assignments have been
properly recorded in the name of the Company on the principal register in the United States Patent and Trademark Office or any appropriate foreign equivalent.

               SECTION 7.03.  Additional Conditions to Obligations of the
Company.

                 The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of L.A. Gear and Merger Sub contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) when made and as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. The Company shall have received a certificate of an executive officer of L.A. Gear to such effect.

                 (b) Agreements and Covenants. L.A. Gear shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of an executive officer of L.A. Gear to that effect.

                 (c) No Challenge. There shall not be pending or threatened any action, proceeding or investigation by any Governmental Entity
(i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of L.A. Gear or its subsidiaries to transact business with the Company or otherwise own or operate in the current manner all or any portion of the businesses or assets of the Company or its subsidiaries, which, in either case, is reasonably likely to have an L.A. Gear Material Adverse Effect or to subject the respective officers or directors of the Company or its subsidiaries to substantial penalties or criminal liability.

                 (d) Consents and Approvals. L.A. Gear shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all loan or credit agreements or other agreements or instruments to which L.A. Gear or any of its subsidiaries is bound. All material consents, waivers, approvals and authorizations required to be obtained, and all material filings or notices required to be made, by L.A. Gear prior to consummation of the transactions contemplated in this Agreement (other than the filing of merger documents in accordance with Delaware Law) shall have been obtained from and made with all required Governmental Entities.

                 (e) No Material Adverse Change. There shall not have occurred, after the date hereof, any event, condition or state of facts which has, or is reasonable likely to result in, an L.A. Gear Material Adverse Effect.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

               SECTION 8.01.  Termination.

                 This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

                 (a)      by mutual consent of L.A. Gear and the Company;

                 (b) by L.A. Gear, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue (except that where any breach of or statement in a representation or warranty expressly includes a standard of materiality, the existence of such breach or the untruthfulness of such statement shall be measured giving effect to such standard only), in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied;

                 (c) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of L.A. Gear set forth in this Agreement, or if any representation or warranty of L.A. Gear shall have become untrue (except that where any breach of or statement in a representation or warranty expressly includes a standard of materiality, the existence of such breach or the untruthfulness of such statement shall be measured giving effect to such standard only), in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied;

                 (d) by either L.A. Gear or the Company, if there shall be any final, non-appealable order or injunction imposed by a court of competent jurisdiction preventing the consummation of the Merger, provided, however, that no party shall be entitled to terminate this Agreement pursuant to this Section 8.01(d) if such party is then in breach or default of its obligations under
Section 6.03(a) hereof;

                 (e) by either L.A. Gear or the Company, if the Merger shall not have been consummated before July 31, 1995;

                 (f) by either L.A. Gear or the Company, subject to and in accordance with Section 8.05 hereof, if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders' Meeting as required by Delaware Law on or before July 31, 1995;

                 (g)      by the Company, subject to and in accordance with
Section 8.05 hereof, if the Company's Board of Directors, after consultation with independent legal counsel (which may include its regularly engaged independent counsel), determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to the stockholders of the Company imposed by Delaware law;

                 (h)      by L.A. Gear, subject to and in accordance with
Section 8.05 hereof, if the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to L.A. Gear or Merger Sub or shall have resolved to do any of the foregoing, or the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so, or because Tucker Anthony has withdrawn, modified or amended its Fairness Opinion;

                 (i) by L.A. Gear, if the Measure Price of the L.A. Gear Common Stock calculated on the Measure Date is less than $3.00;

                 (j) by the Company, if the Measure Price of the L.A. Gear Common Stock calculated on the Measure Date is more than $7.50; and

                 (k) by L.A. Gear, if the condition set forth in Section 7.02(l) shall not have been satisfied on or before July 31, 1995.

The right of any party hereto to terminate this Agreement pursuant to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

               SECTION 8.02.  Effect of Termination.

               Except as provided in Section 5.05, Section 8.05 or Article IX, in the event of the termination of this Agreement pursuant to Section 8.01 of this Agreement, this Agreement shall forthwith become void, there shall be no liability on the part of L.A. Gear, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease.

               SECTION 8.03.  Amendment.

               This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 8.04.  Waiver.

               At any time prior to the Effective Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

               SECTION 8.05.  Expenses and Fees.

                 (a) If this Agreement is terminated by either L.A. Gear or the Company in accordance with Section 8.01(f) or by L.A. Gear in accordance with Section 8.01(k) hereof, the Company shall (i) immediately reimburse L.A. Gear for all of its out-of- pocket costs and expenses (the "Reimbursement Amount") not to exceed $500,000 in the aggregate and (ii) immediately pay to L.A. Gear an additional sum of $1,000,000 upon consummation of a Competing Transaction if within twelve months of such termination a Competing Transaction is consummated. If this Agreement is terminated in accordance with Section 8.01(f), the Company may pay the Reimbursement Amount to be paid pursuant hereto in cash, shares of the Company's Common Stock (which shares shall be valued by taking the greater of $.50 per share or 60% of the average closing price of the Company's Common Stock on NASDAQ for the twenty consecutive trading days immediately following the public announcement of the termination of this Agreement), or any combination thereof. If this Agreement is terminated in accordance with Section 8.01(k), the Reimbursement Amount shall be paid in cash.

                 (b) If either (1) this Agreement is terminated for any reason (other than in accordance with Section 8.01(c), Section 8.01(f), or Section 8.01(i) hereof) and a Competing Transaction is consummated within twelve months from the date of termination of this Agreement, or (2) a Competing Transaction is consummated within twelve months from the date hereof and the Company shall not have been entitled to terminate this Agreement in accordance with Section 8.01(c) prior to the date of the consummation of such Competing Transaction, then the Company shall pay to L.A. Gear a fee in the amount of $1,000,000 upon consummation of such Competing Transaction.

               (c) Except for any amounts payable to L.A. Gear by the Company pursuant to either subsection (a) or (b) of this Section 8.05, each party shall bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement and the Stock Option Agreement.

               (d) The provisions of this Section 8.05 shall not be construed as limiting or restricting the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available.


                        ARTICLE IX - GENERAL PROVISIONS

               SECTION 9.01. Effectiveness of Representations, Warranties and Agreements.

               (a) Except as set forth in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

              (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and Section 6.07 shall survive the Effective Time and those set forth in Sections 5.05, 8.02, 8.05 and Article IX hereof shall survive termination.

               SECTION 9.02.  Notices.

               All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:


                 (a)      If to L.A. Gear or to Merger Sub:

                          L.A. Gear, Inc.
                          2850 Ocean Park Boulevard
                          Santa Monica, California 90405
                          Attention:  Thomas F. Larkins, Esq.
                          Telephone No.:  (310) 581-7307
                          Telecopier No.:  (310) 581-7766

                          with a copy to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          725 South Figueroa Street, Suite 3890
                          Los Angeles, California 90017-5438
                          Attention:  David K. Robbins, Esq.
                          Telephone No.:  (213) 689-5805
                          Telecopier No.:  (213) 689-1646

                 (b)      If to the Company:

                          Ryka Inc.
                          249 Oceana Way
                          Norwood, Massachussetts  02062
                          Attention:  Chief Financial Officer
                          Telephone No.:  (617) 762-9900
                          Telecopier No.:  (617) 762-7952

                          with a copy to:

                          Warner & Stackpole
                          75 State Street
                          Boston, Massachusetts  02109
                          Attention:  Stephen L. Palmer, Esq.
                          Telephone No.:  (617) 951-9000
                          Telecopier No.:  (617) 951-9019

               SECTION 9.03.  Certain Definitions.

               For purposes of this Agreement, the term:

                 "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

                 "business day" means any day other than a day on which banks in the State of California are authorized or obligated to be closed.

                 "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

                 "Encumbrances" shall mean, with respect to any real or personal, tangible or intangible property, any lien, charge, reservation, right of entry, possibility of reverter, encroachment, easement, right of way, restrictive covenant, lease, security interest (whether based on common law, statute or contract and, including without limitation, any interest arising from any capitalized lease, conditional sale, trust receipt or deposit interest), option, right of first refusal, right of first offer or any other imperfection of title or right by any person to assert a claim with respect to such property.

                 "Environmental Costs" means, any actual or potential cleanup costs, remediation, removal, or other response costs (which, without limitation, shall include costs to cause the

       Company to come into compliance with Environmental Laws), investigation costs (including, without limitation, reasonable fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including, without limitation, liabilities or obligations under any lease or other contract), payments, damages (including, without limitation, any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including, without limitation, damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matters.

                 "Environmental Laws" means, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7501 et seq.; the Occupational Safety and Health Act, 29 U.S.C. 655 et seq.; the Emergency Planning and Community Right-to-Know-Act of 1986, 42 U.S.C. Sections 11001 et seq., Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., all rules and regulations promulgated pursuant to any of the above statutes, and any other analogous federal, state or local law, statute, rule or regulation governing Environmental Matters, as the same exist as of the Closing Date, including any common law cause of action relating to Environmental Matters or alleging liability to pay Environmental Costs.

                 "Environmental Matters" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air, surface water, groundwater, soil, land surface or subsurface, buildings or facilities or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                 "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of Hazardous Substances from or onto any of the Leased Real Property, other than in compliance with Environmental Laws.

                 "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents or chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde) that are regulated by, or may form the basis of liability under, any Environmental Laws.

                 "Incoming Orders" means, with respect to any calendar month, gross incoming orders for domestic footwear received by the Company and its Subsidiaries during such month as set forth on the appropriate Incoming Orders Statement delivered to the Company.

                 "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer or other senior officer of the Company or any of its subsidiaries (i) has actual knowledge of such matter or (ii) would have actual knowledge of such matter if due diligence had been exercised.

                 "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

                 "Proprietary Rights" means all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, trade dress, logos and corporate names, all such existing worldwide, together with all renewals, translations, adaptations, derivatives and combinations thereof and including all goodwill associated therewith, all worldwide patents, patent applications, and patent disclosures together with all reissues, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, manufacturing and production processes, customer and supplier lists, know how, trade secrets, shop rights, designs, drawings, patterns) all computer software, all copyrightable works, copyright registrations and applications for the registration of copyrights and all other proprietary rights used by or held by the Company whether or not currently used thereby and all contracts and arrangements for licensing the same to or from third parties.

                 "Significant Subsidiary" or "Significant Subsidiaries" means any subsidiary of the Company or L.A. Gear, as the case may be, disclosed in its most recent Annual Report on Form 10-K and any other subsidiary that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                 "subsidiary" or "subsidiaries" of the Company, L.A. Gear, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, L.A. Gear, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               SECTION 9.04.  Headings.

                 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9.05.  Severability.

                 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

               SECTION 9.06.  Entire Agreement.

                 This Agreement, together with the Schedules and Exhibits hereto and the Confidentiality Agreement, constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

               SECTION 9.07.  Assignment.

                 This Agreement shall not be assigned by either party by operation of law or otherwise.

               SECTION 9.08.  Parties in Interest.

                 This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               SECTION 9.09. Failure or Indulgence Not Waiver; Remedies Cumulative.

                 No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               SECTION 9.10.  Governing Law.

                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to rules respecting conflicts of law.

               SECTION 9.11.  Counterparts.

                 This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 9.12.  Construction.

                 All section and article references are to this Agreement, unless otherwise expressly provided. As used in this Agreement, (a) "hereof", "hereunder", "herein" and words of like import shall be deemed to refer to this Agreement in its entirety and not just a particular section of this Agreement and (b) unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number or the plural number, words of the masculine gender shall include the feminine and neuter, and, when the sense so indicates, words of the neuter gender shall refer to any gender.

                 IN WITNESS WHEREOF, L.A. Gear, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                        L.A. GEAR, INC.


                        By:              /s/ William L. Benford
                             --------------------------------------------------
                             Name:  William L. Benford
                             Title:  President and Chief Operating Officer




                        BRANDS ACQUISITION CORP.


                        By:              /s/ William L. Benford
                             --------------------------------------------------
                             Name:  William L. Benford
                             Title:  President




                        RYKA INC.


                        By:                   /s/ Sheri Poe
                             --------------------------------------------------
                             Name:  Sheri Poe
                             Title:  President

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT dated as of January 29, 1995 between Ryka Inc., a Delaware corporation (the "Company"), and L.A. Gear, Inc., a California corporation ("Parent").

                                    RECITALS

         The Company, Parent and Brands Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger (the "Merger") of Merger Sub with and into the Company.

         To induce Parent and Merger Sub to enter into the Merger Agreement, the Company has agreed to grant the Option (as defined in Section 2 hereof).

                                   AGREEMENT

         In consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1.      Certain Definitions.

         (a) The following terms, when used herein, shall have the meanings indicated below:

         "Alternative Acquisition" means the acquisition (through lapse of time or otherwise), by any person, entity or "group" (as such term is defined under
Section 13(d) of the Exchange Act), other than Parent, its subsidiaries or affiliates, of Beneficial Ownership, by tender offer or exchange offer or otherwise, of 50% or more of the then outstanding common stock of the Company.

         "Beneficial Ownership" has the meaning given to it in Rule 13d-3 promulgated under the Exchange Act.

         "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving the Company or a sale, lease, exchange, transfer or other disposition of 50% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions with any person, entity or group (other than Parent, its subsidiaries or affiliates) or (ii) an Alternative Acquisition.

         "Commencement Date" means the earlier of: (i) the entry by the Company into a definitive agreement for a Business Combination (other than the Merger) or (ii) the closing date with respect to a Business Combination (other than the Merger) or an Alternative Acquisition.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" means the earlier of: (i) the Effective Time (as defined in the Merger Agreement), (ii) a material breach by Parent of the terms of the Merger Agreement or (iii) July 29, 1996, except that if the Option cannot be exercised by reason of any applicable judgment, decree or order granted upon the application of the Company or its affiliates, the Expiration Date shall be extended until five business days after such impediment to exercise shall have been removed.

         2. Grant of the Option. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase 677,500 authorized but unissued shares (the "Option Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $0.495 per Share (the "Purchase Price").

         3.      Term; Exercise of the Option.

         (a) Subject to the provisions set forth herein, Parent may exercise the Option, in whole or in part, at any time or from time to time on or after the Commencement Date until (and including) the Expiration Date.

         (b) If Parent wishes to exercise the Option, Parent shall give a written notice to the Company of its intention to exercise the Option and the number of Option Shares it intends to purchase thereby. Each closing of the purchase of Option Shares (a "Closing") shall take place in the offices of Fried, Frank, Harris, Shriver & Jacobson, 725 South Figueroa, Suite 3890, Los Angeles, California on a date and at a time designated by Parent at the time that it gives notice of its intention to exercise the Option (which date and time may be four business days after the delivery of such notice or earlier if reasonably practicable).

         4. Payment of Purchase Price and Delivery of Certificates. At each Closing, (a) against delivery of the Option Shares to be purchased free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, Parent shall pay to the Company by a certified or bank check payable to Company, an amount equal to the aggregate Purchase Price of the Option Shares purchased at the Closing and (b) the Company shall deliver to Parent a certificate or certificates representing the number of Option Shares so purchased in the denominations and in the name designated by Parent in its notice of exercise.

         5. Registration of Shares. As promptly as practicable upon Parent's request, the Company agrees to prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, with respect to any proposed disposition by Parent of any or all of the Option Shares, and to use its best efforts to cause such registration statement to become effective as expeditiously as possible and to keep such registration effective for a period of not less than ninety days, unless, in the written opinion of counsel to the Company, addressed to Parent and which shall be satisfactory in form and substance to Parent and its counsel, registration is not required for such proposed disposition of the Option Shares; provided, however,

                 (a) the Company shall not be obligated to file more than one registration statement with respect to the Option Shares pursuant to this
Section 5;

                 (b) that if, upon receipt of a request for registration pursuant to this Section 5, Parent is advised in writing by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with a public offering of securities by the Company that, in such firm's opinion, a registration at the time and on the terms requested would materially adversely affect such public offering of securities by the Company (other than an offering in connection with employee benefit and similar plans) (a "Company Offering") that had been contemplated by the Board of Directors of the Company prior to the request for registration by Parent, the Company shall not be required to effect a registration pursuant to this Section 5 until the earliest of (i) one month after the completion of such Company Offering, (ii) promptly after abandonment of such Company Offering or
(iii) three months after the date of Parent's written request for registration;
or

                 (c) that if, while a request for registration is pending pursuant to this Section 5, the Company determines in the good faith judgment of the Board of Directors of the Company, with the written advice of counsel, a copy of which shall be provided to Parent, that the filing of a registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger or other comparable transaction, the Company shall deliver a certificate to such effect signed by its President to Parent, and the Company shall not be required to effect a registration pursuant to this Section 5 until the earliest of (i) the date upon which such material information is disclosed to the public or ceases to be material; (ii) thirty (30) days after the Company makes such good faith determination; or (iii) at least five business days prior to consummation of any such transaction in which the Company will not be the surviving corporation.

All fees, expenses and charges of any kind or nature whatsoever incurred in connection with the registration of the Option Shares pursuant to this Section 5 shall be borne and paid by the Company. The Company shall indemnify and hold harmless Parent, Merger Sub, their affiliates and each of their respective officers and directors from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement (and related prospectus) required to be filed pursuant to this Section 5.

         6. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent as follows:

                 (a) Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform this Agreement.

                 (b) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed by a duly authorized officer of the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                 (c) Authorized Shares. The Company has taken all necessary corporate action to authorize and reserve for issuance all of the Option Shares and will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock which may be issued pursuant to Section 8 upon exercise of the Option. The Option Shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, without liability attaching to the ownership thereof.

         7. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company as follows:

                 (a) Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the States of California, and has the requisite corporate power to enter into and perform this Agreement.

                 (b) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Parent and has been duly executed by a duly authorized officer of Parent, and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                 (c) Purchase Not For Distribution. Parent is acquiring the Option, and will acquire the Option Shares, for its own account and not with a view to or for sale in connection with any distribution thereof, and Parent will not sell or otherwise dispose of the Option, or any Option Shares except in compliance with the Securities Act and the rules and regulations thereunder.

         8. Antidilution Adjustments. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, split-up, recapitalization, combination, conversion, exchange of shares or other change in the corporate or capital structure of the Company, the number of Option Shares and the Purchase Price per Option Share shall be adjusted appropriately.

         9. Covenant of the Company. The Company shall not engage in any action or omit to take any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to Parent upon exercise of the Option or otherwise performing its obligations under this Agreement.

         10. Survival. All of the representations, warranties and covenants contained herein shall survive the Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing.

         11. Specific Performance. Money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Parent in the event that this Agreement is breached. Therefore, the Company agrees that Parent may obtain specific performance of this Agreement.

         12. Further Assurances. If Parent exercises the Option, the Company and Parent will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         13. Expenses. Except as otherwise provided in Section 5, each party hereto shall pay its own expenses incurred in connection with this Agreement.

         14. Parties in Interest; Assignment. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Subject to Section 7(c) hereof, Parent shall be entitled to sell, assign, transfer or otherwise dispose of in any manner, in its sole discretion, any and all rights and obligations of Parent under this Agreement.

         15. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         16. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

                 If to the Company to:

                          Ryka Inc.
                          249 Oceana Way
                          Norwood, Massachusetts 02062
                          Attention: Ms. Sheri Poe, President
                          Telephone No.:  (617) 762-9900
                          Telecopier No.:  (617) 762-7952

                 With a copy to:

                          Warner & Stackpole
                          75 State Street
                          Boston, Massachusetts  02109
                          Attention:  Stephen Palmer
                          Telephone No.:  (617) 951-9000
                          Telecopier No.:  (617) 951-9151

                 If to Parent to:

                          L.A. Gear, Inc.
                          2850 Ocean Park Boulevard
                          Santa Monica, California  90405
                          Attention:  Thomas F. Larkins, Esq.
                          Telephone No.:  (310) 581-7307
                          Telecopier No.:  (310) 581-7766

                 With a copy to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          725 South Figueroa Street, Suite 3890
                          Los Angeles, CA  90017
                          Attention:  David K. Robbins, Esq.
                          Telephone No.:  (213) 689-5805
                          Telecopier No.:  (213) 689-1646

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in that State.

         18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

         19. Effect of Headings. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the Company and Parent have each caused this Agreement to be duly executed on the day and year first above written.


                                       RYKA INC.



                                       By:  ___________________________________
                                            Name:
                                            Title:


                                       L.A. GEAR. INC.



                                       By:  ___________________________________
                                            Name:
                                            Title:

                                                                       Exhibit B

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   RYKA INC.
                             a Delaware Corporation

                Ryka Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                1.      The name of the Corporation is Ryka Inc.

                2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

                3. This Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the DGCL.

                4. The text of the Corporation's Certificate of Incorporation is hereby restated and amended to state, in its entirety, as follows:

                FIRST:  The name of the Corporation is:

                                   RYKA INC.

                SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is Corporation Service Company.

                THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000), consisting of one thousand (1,000) shares of Common Stock, $.01 par value per share.

                FIFTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

                SIXTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

                SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of Subsection (b) of Section 102 of the DGCL as the same may be amended and supplemented.

                EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed as of this ___ day of ________________ and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.



                         _______________________________________________________
                                                        [any authorized officer]

                                                                       Exhibit C

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                                   RYKA INC.

                            (a Delaware corporation)

                                   ARTICLE I

                                    Offices

                 SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

                 SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

                 SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

                 SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

                 SECTION 3. Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the President.

                 SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

                 SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in his absence or if one shall not have been elected, the President shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

                 SECTION 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                 SECTION 9. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

                          (a)  on the date fixed pursuant to the provisions of
                 Section 7 of Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

                          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there by such proxy, and shall state the number of shares voted.

                 SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                 SECTION 11. Action by Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.

                                  ARTICLE III

                               Board of Directors

                 SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                 SECTION 2. Number, Qualifications, Election and Term of Office. The number of directors constituting the initial Board of Directors shall be not less than four (4) and not more than seven (7). The number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

                 SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

                 SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

                 SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

                 SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

                 SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                 SECTION 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

                 SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

                 SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 SECTION 11. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

                 SECTION 12. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

                 SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

                 SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                 SECTION 15. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

                 SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                    Officers

                 SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more Vice-Presidents, the Secretary and the Treasurer. If the Board of Directors wishes, it may also elect as an officer of the Corporation a Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officer need be a director.
Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

                 SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

                 SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

                 SECTION 4. Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be an officer of the Corporation. He shall advise and counsel with the President, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

                 SECTION 5. President. The President shall be the chief executive officer of the Corporation. He shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders.

He shall perform all duties incident to the office of President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

                 SECTION 6. Vice-President. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

                 SECTION 7.  Treasurer.  The Treasurer shall

                          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

                          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                          (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

                          (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

                          (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefore;

                          (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

                          (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

                 SECTION 8.  Secretary.  The Secretary shall

                          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

                          (b)  see that all notices are duly given in
                 accordance with the provisions of these By-Laws and as required by law;

                          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                          (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

                 SECTION 9. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

                 SECTION 10. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

                 SECTION 11. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

                 SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V

                     Stock Certificates and Their Transfer

                 SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                 SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                 SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                 SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

                 SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

                 SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

                 SECTION 7. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                 SECTION 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI

                   Indemnification of Directors and Officers

                 SECTION 1. General. Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

                 SECTION 2. Rights Not-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 SECTION 3. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                 SECTION 4. Definition of Corporation. For the purposes of this Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                 SECTION 5. Survival of Rights. The indemnification provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                               General Provisions

                 SECTION 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

                 SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

                 SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

                 SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

                 SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

                 SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                 SECTION 7. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or in respect of any action by written consent taken by the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

                                  ARTICLE VIII

                                   Amendments

                 These By-Laws may be amended or repealed or new by-laws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof. Any by-law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.

                            CERTIFICATE OF SECRETARY

                                       OF



                                   RYKA INC.

                            (a Delaware corporation)


                 I hereby certify that I am the duly elected and acting Secretary of RYKA INC., a Delaware corporation (the "Corporation"), and that the foregoing Amended and Restated By-laws, comprising of 14 pages, constitute the Amended and Restated By-laws of the Corporation as duly adopted by the Board of Directors on January ___, 1995.

                                           ____________________________________
                                           [                        ], Secretary

                                                                       EXHIBIT D

                               WARRANT AGREEMENT

     WARRANT AGREEMENT (this "Agreement"), dated as of _____________ __, 1995 (the "Issue Date"), between L.A. Gear, Inc., a California corporation (the "Company"), and ___________________________, a _____________________, as
Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company is party to a Merger Agreement, dated as of January 29, 1995 by and among Ryka Inc., a Delaware corporation ("Ryka"), the Company, and Brands Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which the Company has agreed, on the effective date (the "Effective Date") of the merger to merge Merger Sub with and into Ryka (the "Merger"), and in connection therewith to issue to the holders of the common stock, par value $.01 per share, of Ryka, among other things, warrants (the "Warrants") to purchase the common stock of the Company (the "Common Stock") on the terms and subject to the conditions set forth herein,;

     WHEREAS, the Company intends, pursuant to this Agreement, to issue 1,500,000 Warrants, each entitling the holder thereof to purchase one share of Common Stock subject to adjustment as provided herein;

     WHEREAS, the Company has filed with the Securities and Exchange Commission
a Registration Statement on Form S-4 (File No. 33-   ) (the "Registration
Statement") for the registration, under the Securities Act of 1933, as amended (the "Securities Act"), of, among others, the Warrants and the Common Stock issuable upon exercise of the Warrants;

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

     WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and privileges of the Company, the Warrant Agent, and the holders of the Warrants; and

     WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid and binding obligations of the Company, and to authorize the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein set forth, the parties hereto agree as follows:

     Section 1.  Appointment of Warrant Agent.

     The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

     Section 2.  Warrants.

     2.1.        Form of Warrant Certificates.

     Each certificate evidencing Warrants ("Warrant Certificate") to be delivered pursuant to this Agreement shall be in registered form only, shall comply with the Corporations Code of the State of California (the "CCC") and any other applicable law, shall be substantially in the form set forth in Exhibit A attached hereto and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, President, a Senior Vice President or a Vice President, and the Secretary or Assistant Secretary of the Company under the Company's seal. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. In the event a person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to be the Chairman of the Board, President, Senior Vice President or Vice President or the Secretary or Assistant Secretary of the Company before such Warrant Certificate has been issued, it may be issued with the same effect as if he had not ceased to be such at the date of issuance. The Warrants represented by any Warrant Certificate may not be exercised until such certificate has been countersigned by the Warrant Agent as provided in Section 2.3 hereof.

     2.2.        Effect of Countersignature.

     Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant Certificate shall be invalid and of no force and effect.

     2.3.        Events for Countersignature.

     The Warrant Agent shall countersign a Warrant Certificate only under either of the following circumstances:

                 (a) if the Warrant Certificate is to be issued in exchange or substitution for one or more previously countersigned Warrant Certificates, as hereinafter provided, or

                 (b)      if the Company instructs the Warrant Agent to do so.

     2.4.        Registration.

     2.4.1 Warrant Register. The Warrant Agent shall maintain books (the "Warrant Register") for the registration of the original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

     2.4.2 Registered Holder. Prior to presentment for registration of transfer of any Warrant Certificate, the Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise or conversion thereof and any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


3.       Terms and Exercise of Warrants

         3.1 Warrant Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant Certificate and of this Warrant Agreement, to purchase from the Company a number of shares of Common Stock stated therein, at a price of $10.00 per whole share, subject to the adjustments provided in Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

         3.2 Duration of Warrants. A Warrant may be exercised only during the period ("Exercise Period") commencing on the Effective Date, and terminating on the earlier of the fifth anniversary thereof or the date fixed for redemption of such Warrant as provided in Section 6 of this Agreement ("Expiration Date"). Each Warrant not exercised on or before its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on its Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.

         3.3.    Exercise of Warrants.

                 3.3.1 Payment. A Warrant, when countersigned by a Warrant Agent, may be exercised by the registered holder thereof by surrendering the certificate representing the Warrant, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the City of Los Angeles, State of California, with the Notice of Election, as set forth on the Warrant Certificate and in substantially the form of Exhibit A hereto, duly executed, and by paying in full, in lawful money of the United States, in cash, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

                 3.3.2 Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to or upon the written order of the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and if such Warrant shall not have been exercised in full, a new countersigned Warrant Certificate for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933 with respect to the securities is effective. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

                 3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

                 3.3.4 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.       Adjustments.

         4.1 Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

         4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.5, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased.

         4.3 Replacement of Securities Upon Reorganization, etc. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants had such reorganization, reclassification, consolidation, merger or sale not taken place, and in such event appropriate provision shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets (including cash) thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets (including cash) as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

         4.4 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1., 4.2 or 4.3., then, in any such event, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution or subscription right, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

         4.5 No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest at the current value, determined as follows:

                 4.5.1 If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange or listed for trading on the NASDAQ National Market or NASDAQ SmallCap Market, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business date prior to the date of the exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange, or

                 4.5.2 If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior the date of the exercise of the Warrant; or

                 4.5.3 If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, whose determination shall be final.

         4.6 Form of Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment pursuant to this Section 4, and Warrant Certificates issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrant Certificates initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of a Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

5.       Transfer and Exchange of Warrants.

         5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of a Warrant Certificate for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant Certificate representing an equal aggregate number of Warrants shall be issued and the old Warrant Certificate shall be canceled by the Warrant Agent. The Warrant Certificate so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request.

         5.2 Procedure for Surrender of Warrants. Warrant Certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant Certificates as requested by the registered holder of the Warrant Certificates so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant Certificate and issue new Warrant Certificates in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant Certificates must also bear a restrictive legend.

         5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

         5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

         5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

6.       Redemption.

         6.1 Redemption. Subject to Section 6.4 hereof, the Warrants may be redeemed, at the option of the Company, as a whole at any time or in part from time to time, after they become exercisable and prior to their expiration, by lot, in any proportion as the Company in its sole discretion may determine, at the office of the Warrant Agent, upon the notice referred to in Section 6.2., at the price of $1.00 per Warrant ("Redemption Price"), provided that (a) the average of the last sale prices of the Common Stock has been at least one hundred forty percent (140%) of the then effective exercise price of the Warrants on each of the thirty (30) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given.

         6.2 Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all or any part of the Warrants, the Company shall fix a date for the redemption. Notice of the redemption shall be mailed by first class mail, postage prepaid, by the Company or the Company's agent at its direction not less than 30 days from the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last address as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

         6.3 Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section
6.2 hereof and prior to the date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the redemption price.

7.       Other Provisions Relating to Rights of Holders of Warrants.

         7.1 No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of meetings of stockholders or the election of directors of the Company or any other matter.

         7.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor, and date as the Warrant Certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant Certificate shall be at any time enforceable by anyone.

         7.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrant issued pursuant to this Agreement.

         7.4 Registration of Common Stock. The Company agrees to use its reasonable best efforts to (i) maintain the effectiveness of the Registration Statement, (ii) keep current a prospectus thereunder until the expiration of the Warrants in accordance with the provisions of this Agreement and (iii) register or qualify the shares of Common Stock underlying the Warrants for sale in such states in which such registration or qualification is necessary.

8.       Concerning the Warrant Agent and Other Matters.

         8.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

         8.2     Resignation, Consolidation, or Merger of Warrant Agent.

                 8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities (other than those incurred prior to such resignation or discharge) hereunder after giving sixty (60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by a holder of the Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrant may apply to the Superior Court of the State of California for the County of Los Angeles for the appointment of a successor Warrant Agent.
Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized, existing and in good standing and authorized under the laws of the state in which it was incorporated to exercise corporate trust powers, shall maintain an office in the City of Los Angeles, State of California, for the transfer of the Warrants and, if not incorporated in the State of California shall be authorized to do business in the State of California as a foreign corporation, and subject to supervision or examination by federal or state authority and shall be authorized to serve as Warrant Agent for the Warrants under the Securities Exchange Act of 1934, as amended. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

                 8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

                 8.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, if it shall be eligible to serve as Warrant Agent under Section 8.2.1, shall be the successor Warrant Agent under this Agreement without any further act.

         8.3     Fees and Expenses of Warrant Agent.

                 8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its service as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

                 8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions in this Agreement.

         8.4     Liability of Warrant Agent.

                 8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or permitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or permitted in good faith by it pursuant to the provisions of this Agreement.

                 8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted to be done by the Warrant Agent in the performance of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

                 8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of
Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

9.       Miscellaneous Provisions.

         9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

         9.2 Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made to the Company or the Warrant Agent shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent or by the Warrant Agent with the Company), as follows:

If to the Company:

                          L.A. Gear, Inc.
                          2850 Ocean Park Boulevard
                          Santa Monica, California  90405
                          Attention:  Thomas F. Larkins, Esq.
                          Telephone No.: (310) 581-7307
                          Telecopier No.: (310) 581-7766

with a copy to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          725 South Figueroa Street
                          Los Angeles, California  90017
                          Attention:  David Robbins, Esq.
                          Telephone No.: (213) 689-5805
                          Telecopier No.: (213) 589-1646

If to the Warrant Agent:





with a copy to:





         9.3 Applicable Law; Jurisdiction. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the law of the State of California, without giving effect to principles of conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of California or of the United States of America for the Central District of California, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and any claim that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

         9.4 Persons Having Rights Under This Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

         9.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the City of Los Angeles, State of California, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his or her Warrant for inspection by it.

         9.6 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         9.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.


Attest:                                L.A. GEAR, INC.



_____________________________          By: ______________________________
Name:                                      Name:
Title:                                     Title:



Attest:                                    [WARRANT AGENT]



_____________________________          By: ______________________________
Name:                                      Name:
Title:                                     Title:

                                                                       EXHIBIT A


                         [Form of Warrant Certificate]


                                     [Face]

No.  _____
                                                                 CUSIP # _______
                                                                 _____  Warrants


                              Warrant Certificate

                                L.A. Gear, Inc.



         This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of ______ Warrants expiring _____ __, 2000 (the "Warrants") to purchase shares of the Common Stock, no par value (the "Common Stock"), of L.A. Gear, Inc., a California corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company at any time from 9:00 a.m., Los Angeles, California time, on or after ______ __, 1995 to 5:00 p.m. Los Angeles, California time, on _______ ___,
2000, ______ fully paid and nonassessable shares of Common Stock (each, a "Warrant Share", which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the initial exercise price (the "Exercise Price") of $ 10.00 per share payable in United States dollars, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Company has initially designated the corporate trust office of the Warrant Agent in the City of Los Angeles, State of California, as the initial Warrant Agent Office. The number or amount of Warrant Shares for which a Warrant may be exercised (the "Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

         No Warrant may be exercised after 5:00 p.m., Los Angeles, California time, on _____ __, 2000, and to the extent not exercised by such time Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of California.

         IN WITNESS WHEREOF, L.A. Gear, Inc. has caused this Warrant Certificate to be signed by its [President] and by its [Secretary], each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunder or imprinted hereon.


Dated:                                 L.A. GEAR, INC.



                                       By:  ___________________________________
                                                     President



                                       By:  ___________________________________
                                                     Secretary



                                                    (seal)

Countersigned:

[             ],
as Warrant Agent


By:  ______________________________________
      Authorized Signatory

                          Form of Warrant Certificate


                                   [Reverse]



         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., Los Angeles, California time, on ______ __, 2000 entitling the holder on exercise to receive shares of Common Stock of the Company (the "Common Stock"), and are issued pursuant to a Warrant Agreement dated as of _____ __, 1995 (the "Warrant Agreement"), duly
executed and delivered by the Company to [                          ], as
warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant), at any time on any Business Day from 9:00 a.m., Los Angeles, California time, on or after _____ ___, 1995 to 5:00 p.m., Los Angeles, California time, on _____ __, 2000,
_______ (or such other number as may result from adjustments as provided in the Warrant Agreement) fully paid and non-assessable shares of Common Stock at the Exercise Price (and any other securities or property purchasable upon exercise of such Warrant at the time of such exercise as provided in the Warrant Agreement). Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement in United States dollars.

         If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., Los Angeles, California time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., Los Angeles, California time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on _____ __, 2000, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., Los Angeles, California time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

         As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on this reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the close of business on the exercise date.

         The Warrant Agreement provides that upon the occurrence of certain events the number and kind of Warrant Shares for which a Warrant may be exercised may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase

                   (To Be Executed Upon Exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ________ shares of Common Stock and herewith tenders payment for such shares to the order of the Company, in the amount of $ _______ per share of Common Stock in accordance with the terms hereof.

         The undersigned requests that a certificate for such shares be registered in the name of
         _______________________________________________________,

whose address is
         _______________________________________________________,

and that such shares be delivered to
         _______________________________________________________,

whose address is
         _______________________________________________________.


         If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of
         _______________________________________________________,

whose address is
         _______________________________________________________,

and that such Warrant Certificate be delivered to _______________________________________________________,

whose address is
         _______________________________________________________.

Date:  ___________________________


                                       Your Signature: ________________________
                                                       (Sign exactly as your
                                                        name appears on the
                                                        face of this Warrant)

                                Assignment Form



         To assign this Warrant, fill in the form below: (I) or (we) assign and transfer this Warrant to:



               ________________________________________________
                 (insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint _______________________________ to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.



Date:  ___________________________

                                       Your Signature: ________________________
                                                       (Sign exactly as your
                                                        name appears on the
                                                        face of this Warrant)


Signature Guarantee:

                                                                       Exhibit E
                             FOR IMMEDIATE RELEASE
Contacts:

In Los Angeles:           Carrie Conn              In Boston:         Wendy Strickman
                          Golin/Harris                                L.A. Gear
                          213/623-4200                                or
                                                                      Nancy Vetstein
                                                                      For Ryka
                                                                      @617-762-9900


                    L.A. GEAR ANNOUNCES ACQUISITION OF RYKA

                    FIRST STEP IN NEW "L.A. BRANDS" STRATEGY

         SANTA MONICA, Calif. and BOSTON, Mass. -- January 30, 1995 -- L.A. Gear, Inc. (NYSE:LA) and Ryka Inc. (NASDAQ:RYKA) jointly announced today that they have entered into a definitive merger agreement providing for the acquisition of Ryka, a Massachusetts-based marketer of exclusively women's athletic shoes, by L.A. Gear. The merger transaction is anticipated to close in early Summer 1995 and is subject to certain conditions, including the effectiveness of a registration statement to be filed with the SEC, and approval by regulatory authorities and the shareholders of Ryka.

         Stanley P. Gold, chairman and chief executive officer of L.A. Gear and William L. Benford, president and chief operating officer of L.A. Gear, noted, "It appears that the footwear industry is beginning a consolidation phase. As a result, we have developed an "L.A. Brands" strategy aimed at recognizing and capitalizing on opportunities to expand our product lines and distribution channels through the acquisition of other footwear brands and the licensing of key trade names. It is important for us to maintain the separate identity and brand integrity of each brand acquisition, while at the same time utilizing all operating synergies and economies of scale. The Ryka acquisition represents the first step in the implementation of this strategy."

         Gold and Benford added, "Ryka's unique philosophy and focus on products developed and marketed exclusively for women, by women, differentiates it from its competitors and creates an excellent opportunity to reach that segment of the women's market which desires high quality and high performance athletic footwear. In addition, we are proud to join with Ryka and its founder, Sheri Poe, in the effort to end violence against women. Through continued support of the Ryka ROSE (Regaining One's Self-Esteem) Foundation, a not-for-profit organization that funds education, treatment and prevention programs for women, we hope that we can promote increased public awareness and positive change."

         Under the terms of the merger agreement, each issued and outstanding share of Ryka common stock will entitle the holder to receive (i) $.40 in cash,
(ii) .046 shares of L.A. Gear common stock, subject to adjustment under certain circumstances based on L.A. Gear's common stock price, and (iii) .055 warrants. Each whole warrant will represent the right to purchase one share of L.A. Gear common stock at an exercise price of $10.00. The merger agreement is subject to termination by L.A. Gear if the average price of L.A. Gear common stock is less than $3.00 and by Ryka if the average price is greater than $7.50.

         The merger agreement received the unanimous approval of the Ryka Board of Directors, upon the recommendation of its special committee, which determined that the merger is fair, in the best interests of the Company and its shareholders, and consistent with Ryka's long-term business strategy. The Ryka Board of Directors has received the opinion of Tucker Anthony Incorporated, its financial advisor, that the terms of the merger are fair, from a financial point of view, to the shareholders of Ryka.

         The transaction has been approved by the L.A. Gear Board of Directors and consummation of the acquisition is not subject to approval by L.A. Gear's Shareholders.

         After the acquisition is consummated, Sheri Poe will continue as President of Ryka, and it is expected she will become a director of L.A. Gear.

         Sheri Poe, President of Ryka, said, "Ryka has always enjoyed strong support from retailers, consumers, and fitness instructors across the country, but because of our high cost of capital, it has been difficult to translate this enthusiasm into profits. This strategic alliance under the umbrella of L.A. Brands will provide resources that will allow Ryka to grow and expand both in the United States and abroad, while maintaining our independent brand identity as a leading marketer of performance athletic shoes exclusively for women. It is our continued commitment to support women by supplying quality products designed for their specific needs and by contributing to the Ryka ROSE Foundation, whose mission it is to help end violence against women."

         Ryka designs, develops and markets high-performance athletic footwear for women, including Ryka Body Training; aerobics/step; cross-training; Aqueous aquatic exercise; and outdoor fitness including hiking, walking, walk/run and technical athleisure shoes. Ryka footwear is sold worldwide in sporting goods stores, footwear specialty retailers and department stores.

         Based in Santa Monica, California, L.A. Gear designs, develops and markets a broad range of quality athletic and lifestyle footwear for adults and children. The company markets its products internationally through wholly-owned subsidiaries, independent distributors and a Far East joint venture.

                                                                       Exhibit F

                                Voting Agreement

                  AGREEMENT, dated as of January 29, 1995 (this "Agreement"), between Sheri Poe, an individual residing at 27 Overlook Parkway, Newton, Massachusetts 02159 (the "Stockholder"), and L.A. Gear, Inc., a California corporation ("L.A. Gear").

                 WHEREAS, L.A. Gear, Brands Acquisition Corp., and Delaware Corporation ("Merger Sub") and a wholly owned subsidiary of L.A. Gear, and Ryka Inc., a Delaware corporation (the "Company"), have, contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that Merger Sub shall be merged with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger");

                 WHEREAS, as of the date hereof, the Stockholder is the beneficial owner of 1,956,411 shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") and options to purchase 520,000 shares of Company Common Stock (collectively, the "Options"); and

                 WHEREAS, as a condition to the willingness of L.A. Gear and Merger Sub to enter into the Merger Agreement, L.A. Gear and Merger Sub have required that the Stockholder agree, and in order to induce L.A. Gear and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                VOTING OF SHARES


                 SECTION 1.01. Voting Agreement. The Shareholder hereby agrees, during the time this Agreement is in effect, at any meeting of the shareholders of the Company (including, without limitation, the Stockholders' Meeting (as defined in the Merger Agreement)) and in any action by written consent of the shareholders of the Company, to: (a) appear, or cause the holder of record on the applicable record date (the "Record Holder") to appear, at any annual or special meeting of stockholders of the Company (including, without limitation, the Stockholders' Meeting) for the purpose of obtaining a quorum; (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of Company Common Stock now owned or with respect to which the Stockholder has or shares voting power and shares of Company Common Stock which shall, or with respect to which voting power shall hereafter be acquired by the Stockholder (collectively, the "Shares") in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement (including, without limitation, the amendments to the Certificate of Incorporation and the by-laws of the Company contemplated thereby); (c) vote, or cause the Record Holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled; and (d) vote, or cause the Record Holder to vote, such Shares against any action, proposal or agreement that would reasonably be expected to impede, interfere with or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries; (ii) a sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by L.A. Gear; (iv) any change in the present capitalization (including, without limitation, the issuance of any equity or debt securities of the Company) or dividend policy of the Company; or (v) any other change in the Company's corporate structure or business. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

                 SECTION 1.02. Irrevocable Proxy and Power of Attorney. (a) In furtherance of the transactions contemplated hereby, in the event the Stockholder shall fail to comply with the provisions of Section 1.01 hereof as determined by L.A. Gear in its sole discretion, the Stockholder agrees that such failure shall immediately result, without any further action by the Stockholder, in the irrevocable appointment of L.A. Gear or its designee, as the Stockholder's attorney and proxy (with full power of substitution) pursuant to the provisions of Section 212(c) of the General Corporation Law of the State of Delaware, with full power and authority to vote, and otherwise act (by written consent or otherwise) with respect to the Shares which the Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) including, without limitation, the Stockholders' Meeting, or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in
Section 1.01 hereof until termination of this Agreement and payment of all fees due L.A. Gear pursuant to Section 8.05 of the Merger Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby ratifies and confirms all that L.A. Gear as the Stockholder's attorney-in-fact (as provided above) shall do.

                 (b) The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares which the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, such proxy or power of attorney shall not be effective) by such Stockholder with respect thereto. All authority conferred by this Section 1.02 or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, assigns and successors of the Stockholder.

                 SECTION 1.03. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.


                                   ARTICLE II

                            RESTRICTIONS ON TRANSFER


                 SECTION 2.01 Transfer of Title. (a) The Stockholder hereby covenants and agrees that the Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares, any options or warrants to purchase any shares of Company Common Stock, or any securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by the Stockholder or with respect to which the Stockholder has the power of disposition, whether now or hereafter acquired, other than pursuant to the Merger, without the prior written consent of L.A. Gear.

                 (b) The Stockholder hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any Shares.

                 SECTION 2.02 Legend. (a) The Stockholder hereby covenants and agrees that (i) contemporaneously with the execution of this Agreement, the Stockholder shall promptly cause to be delivered to the Company's transfer agent all certificates evidencing Shares for legending and (ii) the Stockholder shall promptly cause to be delivered to the Company's transfer agent any and all certificates evidencing Shares hereafter acquired for legending, in each case as provided and in accordance with subsection (b) of this Section 2.02.

                 (b) The following legend shall be noted conspicuously on all certificates representing the Shares heretofore or hereafter owned or acquired by the Stockholder:

                 "The securities represented by this certificate are subject to restrictions on transfer and voting, as provided in an agreement, dated as of January 29, 1995, between Sheri Poe and L.A. Gear, Inc., a California corporation ("L.A. Gear"), a copy of which is on file at L.A. Gear."

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE
                                  STOCKHOLDER


                 The Stockholder hereby represents and warrants to L.A. Gear and Merger Sub as follows:

                 SECTION 3.01. Authority Relative to This Agreement. The Stockholder is an adult, is a citizen of the United States of America and is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by L.A. Gear and Merger Sub, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                 SECTION 3.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Shares are bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

                 (b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities (as such term is defined in the Merger Agreement).

                 SECTION 3.03. Title to the Shares. As of the date hereof, the Stockholder is the record and beneficial owner of 1,956,411 shares of Company Common Stock and 520,000 Options, which are all of the securities of the Company owned, either of record or beneficially, by the Stockholder. The Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.


                                   ARTICLE IV

                                 MISCELLANEOUS


                 SECTION 4.01. Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms and the payment of all fees due L.A. Gear pursuant to
Section 8.05 of the Merger Agreement or (b) the Effective Time (as defined in the Merger Agreement).

                 SECTION 4.02. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

                 SECTION 4.03. Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If the Stockholder shall acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for Company Common Stock, operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares, the Stockholder shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Without limiting the foregoing, the Stockholder specifically agrees that the obligations of the Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Stockholder or otherwise.

                 SECTION 4.04. Entire Agreement. This Agreement constitutes the entire agreement between L.A. Gear, Merger Sub and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between L.A. Gear, Merger Sub and the Stockholder with respect to the subject matter hereof.

                 SECTION 4.05. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                 SECTION 4.06. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                 SECTION 4.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                 SECTION 4.08. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

                          If to the Stockholder, to the Stockholder at: c/o William Contente, Esq.
                          Lucash, Gesmer & Updegrove
                          One McKinley Square
                          Boston, Massachusetts 02109
                          Telephone:       (617) 723-2770
                          Facsimile:       (617) 723-3357

                          with a copy to:

                          William Contente, Esq.
                          Lucash, Gesmer & Updegrove
                          One McKinley Square
                          Boston, Massachusetts 02109
                          Telephone:       (617) 723-2770
                          Facsimile:       (617) 723-3357

                          If to L.A.Gear or Merger Sub, to such entity at:

                          2850 Ocean Park Boulevard
                          Santa Monica, California 90405
                          Attention:  Legal Department
                          Telephone:       (310) 581-7307
                          Facsimile:       (310) 581-7766

                          with a copy to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          725 South Figueroa Street, 38th Floor
                          Los Angeles, California  90017-5438
                          Attention:  David K. Robbins, Esq.
                          Telephone:       (213) 689-5800
                          Facsimile:       (213) 689-1646

                 SECTION 4.09. Governing Law. Except to the extent that the General Corporation Law of the State of Delaware is mandatorily applicable to the rights of the Stockholder, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                 SECTION 4.10. Submission To Jurisdiction; Consent To Service Of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States District Court, in each case located in the County of Los Angeles, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section
4.08 of this Agreement shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of California or the United States District Court, in each case located in the County of Los Angeles, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                 SECTION 4.11. Employment Agreement. To the extent that, prior to the Effective Time, either the Company and/or L.A. Gear shall have not executed the Employment Agreement, substantially in the form of Exhibit G to the Merger Agreement (the "Employment Agreement"), L.A. Gear shall, and shall use its best efforts to cause the Company to, execute the Employment Agreement at the Effective Time.

                 IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on the date hereof.

                                                 _______________________________
                                                            Sheri Poe


                                                   L.A. GEAR, INC.


                                                 By:____________________________
                                                       Name:
                                                       Title:

                                                                       Exhibit G
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into as of the ___ day of ______, 1995, by and among Ryka Inc., a Delaware corporation (the "Company"), L.A. Gear, Inc., a California corporation ("L.A. Gear"), and Sheri Poe, an individual residing at 27 Overlook Parkway, Newton, Massachusetts 02159 (the "Executive") (hereinafter collectively referred to as "the parties").

         WHEREAS, L.A. Gear, Brands Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of L.A. Gear, and the Company have entered into an Agreement and Plan of Merger, dated as of January 29, 1995 (the "Merger Agreement"), which provides, among other things, that Merger Sub shall be merged with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger");

         WHEREAS, pursuant to the terms of a Key Employee Agreement between the Company and the Executive (the "Prior Employment Agreement"), the Executive has heretofore been employed by the Company as its President and Chief Executive Officer and possesses an intimate knowledge of all phases of the business of the Company including its policies, procedures, methods and personnel;

         WHEREAS, the Company desires to retain the services of the Executive as President of the Company subsequent to the Merger, and the Executive desires to continue to render such services, each on the terms and conditions set forth herein;

         WHEREAS, the Company and the Executive have determined that it is in their respective best interests to terminate the Prior Employment Agreement and to supersede all of the terms of the Prior Employment Agreement with this Agreement on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 7.02 of the Merger Agreement, the execution of this Agreement by the Company and the Executive is an express condition to the obligation of L.A. Gear to effect the Merger and the other transactions contemplated by the Merger Agreement.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows (capitalized terms used herein and not expressly defined herein shall have the meaning assigned such terms in the Merger Agreement):

         1.      Term and Effectiveness.

         The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and subject to the conditions set forth in this Agreement, for a period commencing on the Effective Date (as defined in the Merger

Agreement) and ending on the fifth anniversary of the Effective Date (such ending date being referred to herein as the "Expiration Date"); provided, however, that such employment may be sooner terminated pursuant to the terms of this Agreement (the term of the Executive's actual employment hereunder being referred to herein as the "Employment Term").

         2.      Employment; Management of the Company.

                 (a) Throughout the Employment Term, the Executive shall devote the Executive's full business time, best efforts, attention and skill to, and shall perform faithfully, loyally and efficiently the Executive's duties as President of the Company, including acting as a spokesperson for the Company, (e.g. interfacing with celebrities, media figures, and similar persons to promote the Company's brand, products and support of the Ryka R.O.S.E. Foundation (the "Foundation"), interviewing with the media and participating in market specific media tours, attending major sporting goods trade shows, attending fitness conventions, visiting with key customers, making herself available for financial public relations, and making herself available for international public relations); keeping abreast of scheduling for Company product lines, marketing, advertising and promotional presentations and strategic planning meetings; continuing to serve as president of the Foundation; and continuing her public speaking activities in promotion of the business and activities of the Company and the Foundation, as well as engaging in various other public relations activities on behalf of the Company; and to the exercise of such powers, the performance of such duties and the fulfillment of such other services and responsibilities as may be duly assigned to or vested in the Executive in furtherance of the foregoing duties by the board of directors of the Company (the "Board of Directors") and/or the President and Chief Operating Officer of L.A. Gear. During the Employment Term, the Executive shall (i) coordinate and mutually agree upon the Executive's calendar with the President of L.A. Gear, (ii) report directly to the President and Chief Operating Officer of L.A. Gear, (iii) attend all meetings of the Board of Directors and all meetings of the Company's Management Committee (as defined below), (iv) participate in the development of the Company's budget, and (v) use the Executive's reasonable best efforts to promote the interests of the Company; and the Executive will not, without the prior written approval of the Board of Directors, engage in any other business activity (other than the Executive's activities with respect to the Foundation) which would interfere with the performance of the Executive's duties, services and responsibilities hereunder or which is in violation of either the terms of this Agreement or the policies established from time to time by the Company (unless specifically permitted by this Agreement).

                 (b) Notwithstanding the provisions of Section 2(a) of this Agreement, the Executive shall be permitted during the Employment Term to accept outside speaking engagements, make outside personal appearances and grant interviews to outside sources, whether or not related to the Company or its business, and the Executive shall be entitled to retain any fees or other remuneration paid to the Executive with respect thereto; provided, however, that such activities do not: (i) interfere with the performance of the Executive's duties, services and responsibilities as provided hereunder; (ii) impede or damage the reputation of the Company, L.A. Gear, or any of their respective subsidiaries, or any of their respective businesses, officers, directors, employees or affiliates; (iii) constitute any unauthorized disclosure in breach of the provisions of Section 8 hereof; or (iv) otherwise violate any provision of this Agreement; and provided further that any and all expenses associated with, related to, or arising out of such activities shall be borne solely by the Executive and shall not be reimbursed by the Company.

                 (c) Throughout the Employment Term, the Executive will punctually and faithfully perform and observe any and all rules and regulations which the Company or L.A. Gear may now or shall hereafter reasonably establish governing the Executive's conduct and the conduct of the Company's business which are consistent with this Agreement.

                 (d) Throughout the Employment Term, L.A. Gear hereby covenants and agrees to use its reasonable best efforts to cause the Executive to be nominated and elected as a member of the board of directors of L.A. Gear, including, without limitation, if required, the solicitation of proxies.

                 (e) Throughout the Employment Term, L.A. Gear hereby covenants and agrees to take all action, including, without limitation, the voting of capital stock of the Company, required to cause the Executive to be nominated and elected as a member of the Board of Directors and any executive or management committee of the Board of Directors (the "Management Committee").

                 (f) Each of the parties hereby covenants and agrees with the others that during the Employment Term the Company shall not retain any Chief Executive Officer or Chief Operating Officer without the prior consent and approval of the Executive and the Chief Operating Officer of L.A. Gear. The Executive shall be entitled to participate in performance reviews of any Chief Executive Officer or Chief Operating Officer of the Company.

         3.      Compensation; Benefits.

                 (a) In consideration of the services rendered to the Company hereunder by the Executive during the Employment Term, the Company shall, during the Employment Term, pay the Executive a salary at the annual rate of (i) $250,000, from the date hereof until the day next preceding the third anniversary of the date hereof, (ii) $275,000, commencing on the third anniversary of the date hereof until the day next preceding the fourth anniversary of the date hereof, and (iii) $300,000, commencing on the fourth anniversary of the date hereof until the day next preceding the fifth anniversary of the date hereof (collectively, the "Salary"). The Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. The Salary, and all other forms of compensation paid to the Executive hereunder, shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Executive shall be solely responsible for income taxes imposed on the Executive by reasons of any cash or non-cash compensation and benefits provided by this Agreement.

                 (b) In addition to the Salary, during the Employment Term, the Executive shall be entitled to:

                          (i)     all legal and religious holidays, and three
                 (3) weeks paid vacation per annum (or, if the President or Chief Operating Officer of L.A. Gear is granted a longer vacation, such longer vacation) commencing in the first year of this Agreement. All vacation time shall be earned on a quarterly basis. The Executive shall arrange for vacations in advance at such time or times as shall be mutually agreeable to the Executive and the President of L.A. Gear. The Executive may not receive pay in lieu of vacation;

                          (ii) participate in all employee benefit plans and/or arrangements adopted by the Company provided to executive officers of L.A. Gear relating to pensions, hospital, medical, dental, disability and life insurance, deferred salary and savings plans, and other similar employee benefit plans or arrangements (each, an "Employee Benefit Plan"), to the extent that the Executive meets the eligibility requirements for any such Employee Benefit Plan in accordance with the provisions of each Employee Benefit Plan as in effect from time to time; provided, however, that nothing in this paragraph shall require the Company to provide health or medical insurance benefits to the Executive or any dependent of the Executive with respect to any condition existing prior to the date hereof, except as may be covered by the Company's health and medical insurance plans sponsored for employees in general. In addition to the above, the Company shall continue to maintain the term life insurance policy, in the amount of One Million Dollars ($1,000,000), previously provided to the Executive by the Company pursuant to the terms of the Prior Employment Agreement (the "Life Insurance Policy");

                          (iii) provide, or reimburse the Executive for her reasonable and customary out-of-pocket expenses incurred in connection with her obtaining, such administrative and secretarial staff and offices as are reasonably required to support the Executive in the performance of the Executive's duties hereunder, including, without limitation, a personal secretary for the Executive's own use at the Executive's office located at her principal residence (the "Executive's Home Office"); and

                          (iv)    payment by the Company directly, or
                 reimbursement by the Company for, reasonable and customary business and out-of-pocket expenses incurred by the Executive in connection with (i) the performance by the Executive of the Executive's duties under this Agreement in accordance with the Company's policies and practices for reimbursement of such expenses with respect to the President and Chief Operating Officer of L.A. Gear (e.g. class of travel, hotel, spousal travel allowances, etc.), as in effect from time to time, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by the Executive in furtherance of the Company's business and at the Company's request (including, without limitation, expenses associated with any required travel to Los Angeles), (ii) the Executive's Home Office (other than any rent relating thereto but including, without limitation, basic home office equipment such as a personal computer, phone, fax and answering machine, which may be furnished by the Company in lieu of reimbursement), and (iii) the Executive's public relations efforts (including, without limitation, the employment by the Company of a personal publicist to be used by the Executive in support of the Company and its products) subject to the prior approval of the President of L.A. Gear of an expense budget relating thereto (other than as described in Section 2(b) hereof). The Executive shall keep and maintain records of all such expenses and shall account to the Company for all such expenses prior to reimbursement thereof;

                          (v) reimbursement for all of the Executive's reasonable and necessary, out-of-pocket expenses incurred by the Executive in the event that the Executive is required to relocate her principal residence more than one hundred (100) miles from the Company's current principal place of business in Norwood, Massachusetts, not to exceed $50,000; and

                          (vi) reimbursement by the Company of rental and maintenance payments with respect to the Executive's automobile, up to an average of $9,000 per year.

                 (c) (i) In addition to the payment of Salary, L.A. Gear hereby grants to the Executive 310,000 non-qualified stock options (collectively, the "L.A. Gear Options"), each L.A. Gear Option providing the Executive with the right to purchase one share of the Common Stock, without par value, of L.A. Gear (the "L.A. Gear Common Stock"); provided, however, that the aggregate amount of L.A. Gear Options granted to the Executive hereby shall be reduced by the number of options to purchase L.A. Gear Common Stock which the Executive would be entitled to receive as a result of the conversion, pursuant to Section 2.05(a) of the Merger Agreement, of all options to purchase common stock of the Company which, as of the date of the Merger Agreement were (i) granted to the Executive prior to September 26, 1994, and (ii) were not yet exercisable as of the date of the Merger Agreement. L.A. Gear shall grant 155,000 (or such lesser amount as shall actually be granted to the Executive after giving effect to the reduction provided in the previous sentence) of the L.A. Gear Options pursuant to the L.A. Gear 1993 Stock Incentive Plan (the "1993 Plan"), and shall grant any remaining L.A. Gear Options required to be granted hereunder pursuant to the L.A. Gear 1986 Stock Option Plan (the "1986 Plan" and, together with the 1993 Plan, the "L.A. Gear Stock Option Plans").

                 (ii) Subject to the second sentence of this clause (ii), the L.A. Gear Options shall have an exercise price equal to the lower of the fair market value (determined in accordance with the applicable L.A. Gear Stock Option Plan) of the L.A. Gear Common Stock on (A) the date of the execution of the Merger Agreement or (B) the Effective Date of the Merger. For purposes hereof, if the fair market value (determined in accordance with the applicable L.A. Gear Stock Option Plan) of the L.A. Gear Common Stock on the applicable date is lower than the exercise price permitted under the applicable L.A. Gear Stock Option Plan, the exercise price with respect to the L.A. Gear Options shall be the lowest price permitted under the applicable L.A. Gear Stock Option Plan.





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                 (iii)    The L.A. Gear Options shall become exercisable by the
Executive in accordance with the following schedule (the "Vesting Schedule"):
(A) 10,000 of the L.A. Gear Options shall become exercisable on the date hereof, (B) 25,000 of the L.A. Gear Options shall become exercisable on December 31, 1995, (C) 150,000 of the L.A. Gear Options shall become exercisable on the first anniversary on the date hereof, (D) 100,000 of the L.A. Gear Options shall become exercisable on the second anniversary of the date hereof, and (E) 25,000 of the L.A. Gear Options shall become exercisable on the third anniversary of the date hereof; provided, however, that: (x) in the event of a Change In Control (as defined below), the vesting of the portion of the L.A. Gear Options which would not have become exercisable in accordance with the Vesting Schedule on or prior to the effective date of such Change In Control shall be accelerated such that all of such options shall become exercisable on the fifth trading day preceding such date, and shall remain exercisable for twenty trading days following the date of such Change In Control. In the event that all of such options shall not have been exercised or converted into the right to receive other securities or property (including cash), on or prior to the end of such twenty trading day period, any options remaining unexercised shall again become subject to the Vesting Schedule. If some but not all of such options shall have been exercised, the options exercised shall be deemed to have been exercised in the order in which they became exercisable. For purposes hereof, the term "Change In Control" shall mean and shall be deemed to have occurred at such time as L.A. Gear, together with any of its "affiliates" (as defined in Rule 12b--2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), subsequent to the date hereof but prior to the end of the third anniversary of the date hereof, shall no longer "beneficially own" (as defined in Rule 13d-3 under the Exchange Act), either directly or indirectly, shares of the common stock, or securities convertible into or exchangeable for shares of the common stock, of the Company representing more than 50% of the then outstanding shares of the common stock of the Company; and (y) in the event of a termination of the Executive's employment other than pursuant to a Voluntary Termination or for Cause, Death or Disability (each as defined below), then subject to the terms of the applicable L.A. Gear Stock Option Plans, such L.A. Gear Options shall continue to become exercisable in accordance with the Vesting Schedule and shall remain exercisable by the Executive pursuant to Section 7(b) hereof. The term of all L.A. Gear Options shall be ten years from the date hereof, subject to earlier termination as set forth in Section 3(c)(iv) hereof. All L.A. Gear Options issued under the 1993 Plan shall vest before or concurrently with the vesting of any L.A. Gear Options under the 1986 Plan.

                 (iv) If the employment of the Executive is terminated for Cause, the L.A. Gear Options shall terminate on the Termination Date specified pursuant to Section 5(a)(v) hereof. If the employment of the Executive is terminated pursuant to a Volutary Termination, the L.A. Gear Options shall terminate 90 days after the Termination Date specified pursuant to Section 5(a)(iv) hereof. If the employment of the Executive is terminated for any other reason, the L.A. Gear Options shall terminate 18 months after the Termination Date specified pursuant to Section the applicable subparagraph of
Section 5(a) hereof. Notwithstanding the provisions of this Section 3(c)(iv) hereof, if the last day on which the Option would be exercisable pursuant to this paragraph falls within a Blackout Period (as defined in the applicable L.A. Gear Stock Option Plan), the L.A. Gear Stock Options shall remain exercisable (to the extent permitted by the





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
Vesting Schedule on the Termination Date, except as otherwise provided in
Section 7(b)(i) hereof) until (and including) the last day of the immediately succeeding period of time which is not a Blackout Period.

         4.      Bonus; Loan.

                 (a) During the Employment Term, the Executive shall be entitled to an annual Bonus composed of each of the components described below (for each such year, a "Bonus). The amount of the Bonus shall be based on the budget for the upcoming fiscal year of the Company ("Fiscal Year") as adopted by the Board of Directors prior to the commencement of such Fiscal Year (the "Company Budget"). Such Company Budget shall include the anticipated levels of net sales of the Company ("Budgeted Sales") and net income of the Company ("Budgeted Net Income") for the upcoming Fiscal Year. The Company shall pay the Executive a bonus based upon the Budgeted Sales of the Company on terms similar to the L.A. Gear Management Incentive Plan ("MIP"), with the Budgeted Sales to equal the Target, Executive's MIP opportunity to equal 25% of the Salary in effect during such Fiscal Year and the Threshold to be determined by the Board of Directors (capitalized terms used in this sentence are to have meanings comparable to the respective terms as used in the MIP).

                 The Company shall pay the Executive a bonus based upon the Budgeted Net Income of the Company on terms similar to the MIP, with the Budgeted Net Income to equal the Target, Executive's MIP opportunity to equal 12.5% of the Salary in effect during such Fiscal Year and the Threshold to be determined by the Board of Directors (capitalized terms used in this sentence are to have meanings comparable to the respective terms as used in the MIP).

                 (b) During the Employment Term the Executive shall also be entitled to participate in the L.A. Gear Management Incentive Program (the "MIP"). The Executive's MIP opportunity shall equal 12.5% of the Executive's Salary payable during such Fiscal Year or, for the period from the date hereof to November 30, 1995, 12.5% of the Executive's Salary payable during such period, in accordance with and subject to the terms of the MIP.

                 (c) Prior to the date hereof, the Company shall have provided the Executive with a loan of up to $300,000 (the "Loan"), as evidenced by, and on the terms set forth in, the Promissory Note from the Executive to the Company (the "Promissory Note"). The Loan shall be repaid to the Company on the earlier of (i) the date of termination of the Merger Agreement, (ii) the fifth anniversary of the date hereof or (iii) the Termination Date with respect to termination of the Executive's employment pursuant to a Voluntary Termination or for Cause (as each such term is defined below). Repayment of the Loan is secured by certain real property owned by the Executive in accordance with the terms of a certain Deed of Trust between the Company and the Executive.

         5.      Termination of Employment.





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
                 (a) The Executive's employment hereunder and the Employment Term shall terminate upon the earliest to occur of any the following events, on the dates and at the times specified below:

                          (i)     the close of business on the Expiration Date;

                          (ii) the close of business on the date of the Executive's death ("Death");

                          (iii) the close of business on the Termination Date (as defined below) specified in the Notice of Termination (as defined below) which the Company shall have delivered to the Executive due to the Executive's Disability. "Disability" shall mean if (i) the Executive is absent from work for 180 calendar days in any twelve-month period by reason of illness or incapacity (whether physical or otherwise) or (ii) the Company reasonably determines that the Executive is unable to perform her duties, services and responsibilities hereunder by reason of illness or incapacity (whether physical or otherwise) for a total of 180 calendar days in any twelve-month period during the Employment Term. The Executive agrees, in the event of any dispute under this Section 5(a)(iii), and after receipt by the Executive of such Notice of Termination from the Company, to submit to a physical examination by a licensed physician selected by the Company. The Executive may seek a second opinion from a licensed physician acceptable to the Company. If the results of the first examination and the second examination are different, a licensed physician selected by the physicians who have performed the first and second examinations shall perform a third physical examination of the Executive, the result of which shall be determinative for purposes of this Section 5(a)(iii);

                          (iv) the close of business on the Termination Date specified in the Notice of Termination which the Executive shall have delivered to the Company to terminate her employment ("Voluntary Termination");

                          (v) the close of business on the Termination Date specified in the Notice of Termination which the Company shall have delivered to the Executive to terminate the Executive's employment for Cause. "Cause" as used herein means termination based on (i) the Executive's material breach of this Agreement, (ii) conviction of the Executive for (x) any crime constituting a felony in the jurisdiction in which committed, (y) any crime involving moral turpitude (whether or not a felony), or (z) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony), (iii) substance abuse by the Executive, (iv) the failure or refusal of the Executive to follow one or more lawful and proper directives of the Board of Directors delivered to the Executive in writing, or (v) willful malfeasance or gross misconduct by the Executive which discredits or damages the Company.





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
                          (vi) the close of business on the Termination Date specified in the Notice of Termination which the Company shall have delivered to the Executive terminating the Executive's employment other than for Death, Cause or Disability.

                 (b) Notice of Termination. Any purported termination of the Employment Term by the Company or the Executive (other than by reason of Death or on the Expiration Date) shall be communicated by written Notice of Termination to the other. As used herein, the term "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. After receipt of a Notice of Termination, the Executive shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in the necessary transition.

                 (c) Termination Date. As used herein, the term "Termination Date" shall mean, (i) in the case of Death, the date of the Executive's death, (ii) in the case of expiration of the term hereof, the Expiration Date, or (iii) in all other cases, the date specified in the Notice of Termination.

         6.      Prior Employment Agreement.

         Upon the execution of this Agreement by each of the parties hereto:
(i) the Prior Employment Agreement will terminate, effective as of the date hereof, and be of no further force and effect (including, without limitation, each portion thereof which, by its terms, survives termination); and (ii) any and all rights of the Executive under the Prior Employment Agreement to payments to be made to the Executive as a result of a change of control (as defined in the Prior Employment Agreement), whether arising in connection with the Merger or otherwise, are hereby deemed to be satisfied and/or waived.





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         7.      Compensation Upon Termination.

                 (a)      Subject to the proviso in paragraph (c) of this
Section 7, if the Executive's employment hereunder is terminated pursuant to a Voluntary Termination, or for Cause, Death or Disability, then, without limiting any other rights or remedies available to the Company at law or in equity, (i) the L.A. Gear Stock Options shall remain exercisable to the extent provided in Section 3(c)(iv) hereof, and (ii) the Company shall pay or provide to the Executive, or in the case of Death, the Executive's estate: (A) within 10 days after the Termination Date, all Salary earned but unpaid as of the Termination Date, and (B) all benefits to which the Executive may be entitled under any of the Employee Benefit Plans which provide for benefits after termination of employment, in accordance with the terms thereof, provided, however, that in the case of a termination pursuant to Disability, any payments to be made to the Executive shall be reduced by any amount the Executive is entitled to receive as a result of such Disability under any Employee Benefit Plan provided by the Company or under state or federal law. If the Executive's employment hereunder is terminated for Death or Disability the Company shall pay to the Executive, or in the case of Death, the Executive's estate, a one-time payment of $200,000.

                 (b)      Subject to the proviso in paragraph (c) of this
Section 7, if the Executive's employment shall be terminated other than pursuant to a Voluntary Termination, Death, Disability or for Cause, then (i) the L.A. Gear Options shall continue to become exercisable in accordance with the Vesting Schedule and shall remain exercisable to the extent provided in
Section 3(c)(iv) hereof, (ii) the Company shall provide to the Executive all benefits to which the Executive may be entitled under any of the Employee Benefit Plans which provide for benefits after termination of employment, in accordance with the terms thereof; (iii) the Company shall pay the Executive all Salary earned but unpaid as of the Termination Date and a one-time bonus of $200,000; and (iv) the Company shall continue to pay the Executive in amounts which, in the aggregate, shall equal the Executive's Salary from the Termination Date until the fifth anniversary of the date hereof pursuant to the terms of Section 3(a) hereof, such payments to be made in such amounts and at such times as Salary payments would have been made had employment continued.

                 (c) The payments upon termination made by the Company to the Executive pursuant to paragraphs (a) or (b) of this Section 7 shall constitute the exclusive payments due or payable to the Executive upon termination under this Agreement. The Executive shall not be required to mitigate the foregoing amounts payable upon termination of the Executive by seeking employment or otherwise; provided, however, that all such payments made with respect to Salary pursuant to clause (iv) of Section 7(b) shall be reduced or mitigated by virtue of any cash compensation (including any deferred portion thereof) secured or earned by the Executive from the performance of any and all activities similar to those duties of the Executive set forth in Section 2(a) of this Agreement (other than activities described in Section 2(b) hereof, as to which such reduction or mitigation shall not apply) on behalf of any person other than L.A. Gear or the Company during the period commencing on the Termination Date and ending on the Expiration Date.

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         8.      Employee Covenants.

                 (a) Trade Secrets and Proprietary Information. The Executive agrees and understands that due to the Executive's position with the Company, both prior and subsequent to the date of this Agreement, the Executive has been and will be exposed to, and has received and will receive, confidential and proprietary information of the Company or relating to the Company's business or affairs (collectively, the "Trade Secrets"), including but not limited to technical information, product information and formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices and other forms of information considered by the Company to be proprietary and confidential and in the nature of trade secrets. Trade Secrets shall not include any such information which (A) was known to the Executive prior to her employment by the Company (including, without limitation, her employment by the Company prior to the date of this Agreement) or (B) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of the provisions of this Section 8(a). Except to the extent that the proper performance of the Executive's duties, services and responsibilities hereunder may require disclosure, the Executive agrees that during the Employment Term and at all times thereafter the Executive will keep such Trade Secrets confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. On the Termination Date (unless the Executive remains as an employee of the Company thereafter in which case, on the date which the Executive is no longer an employee of the Company), the Executive will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible product or document which has been produced by, received by or otherwise submitted to and retained by the Executive in the course of her employment with the Company including the period during and prior to the Employment Term. Any material breach of the terms of this paragraph shall be considered Cause.

                 (b)      Prohibited and Competitive Activities.   The
Executive and the Company recognize that due to the nature of the Executive's engagement hereunder and the relationship of the Executive to the Company, both prior and subsequent to the date of this Agreement, the Executive has had and will have access to, has had and will acquire, and has assisted and may continue to assist in, developing confidential and proprietary information relating to the business and operations of the Company and its affiliates, including, without limitation, Trade Secrets. The Executive acknowledges that such information has been and will be of central importance to the business of the Company and its affiliates and that disclosure of it to, or its use by, others (including, without limitation, the Executive (other than with respect to the Company's business and affairs)) could cause substantial loss to the Company. The Executive and the Company also recognize that an important part of the Executive's duties will be to develop good will for the Company and its affiliates through the Executive's personal contact with Clients (as defined below), employees, and others having business relationships with the Company, and that there is a danger that this good will, a proprietary asset of the Company, may follow the Executive if and when the Executive's relationship with the Company is terminated. The Executive accordingly agrees as follows:

                          (i) Prohibited Activities. The Executive agrees that the Executive will not at any time during the Employment
                 Term: (A) (other than in the course of the Executive's employment) disclose or furnish to any other person or, directly or indirectly, use for the Executive's own account or the account of any other person, any Trade Secrets, no matter from where or in what manner she may have acquired such Trade Secrets, and the Executive shall retain all such Trade Secrets in trust for the benefit of the Company, its affiliates and the successors and assigns of any of them, (B) directly or through one or more intermediaries, solicit for employment or recommend to any subsequent employer of the Executive the solicitation for employment of, any person who, at the time of such solicitation, is employed by the Company or any affiliate thereof, (C) directly or indirectly, whether for the Executive's own account or for the account of any other person, solicit, divert, or endeavor to entice away from the Company or any entity controlled by the Company, or otherwise engage in any activity intended to terminate, disrupt, or interfere with, the Company's or any of its affiliates' (including, without limitation, L.A. Gear's) relationships with, Clients, or otherwise adversely affect the Company's or any of its affiliates' (including, without limitation, L.A. Gear's) relationships with Clients or other business relationships of the Company or any affiliate thereof (including, without limitation, L.A. Gear), or (D) publish or make any statement critical of the Company or any shareholder or affiliate of the Company (including, without limitation, L.A. Gear), or in any way adversely affect or otherwise malign the business or reputation of any of the foregoing persons (any activity described in clause (A), (B), (C) or (D) of this Section 8(b)(i) being herein referred to as a "Prohibited Activity"); provided, however, that if in the written opinion of counsel, the Executive is legally compelled to disclose Trade Secrets to any tribunal or else stand liable for contempt or suffer other similar censure or penalty, then the disclosure to such tribunal of only those Trade Secrets which such counsel advises in writing are legally required to be disclosed shall not constitute a Prohibited Activity provided that the Executive shall give the Company as much advance notice of such disclosure as is reasonably practicable.

         As used herein, the term "Clients" shall mean those persons who, at any time during the Executive's course of employment with the Company (including, without limitation, prior to the date of this Agreement) are or were clients or customers of the Company or any affiliate thereof (including, without limitation, L.A. Gear) or any predecessor of any of the foregoing.

                          (ii) Non-Competition. By and in consideration of the Company's entering into this Agreement and providing the Salary, Bonus L.A. Gear Options, Loan and Life Insurance Policy, and the other benefits to be provided by the Company to the Executive, and further in consideration of the Executive's continued exposure to the confidential and proprietary information of the Company (including, without limitation, the Company's Trade Secrets), the Executive agrees that the Executive will not, during the Employment Term and, if the Executive's employment hereunder is terminated pursuant to a Voluntary Termination or for Cause, for a period of eighteen months thereafter, engage in any Competitive Activity. The term "Competitive Activity" means engaging in any of the following activities: (A) serving as a director of any Competitor (as defined below), (B) directly or indirectly through one or more intermediaries, either (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition thereof by the Executive, do not in the aggregate exceed 5% of the particular class of interests of such Competitor then outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Executive owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Executive, such portion determined by applying the percentage of the equity interest in such entity owned by the Executive to the interests in such Competitor owned by such entity), (C) employment by (including serving as an officer, director or partner of), providing consulting services to (including, without limitation, as an independent contractor), or managing or operating the business or affairs of, any Competitor or (D) participating in the ownership, management, operation or control of or being connected in any manner with any Competitor, in each case other than the Executive's current position as a member of the board of directors of the Foundation which position may be maintained throughout the Employment Term. The term "Competitor" as used herein (i) during the Employment Term, means any person (other than the Company, L.A. Gear or any of their respective affiliates) that competes, either directly or indirectly, at the time of determination, in any Restricted Area (as defined below) with any of the business conducted by the Company or any affiliate thereof, and (ii) after the expiration or termination of the Employment Term, means any person (other than the Company, L.A. Gear, or any of their respective affiliates), engaged in the manufacture, marketing or sale of
                 (i) footwear products and/or (ii) apparel products of a type or nature of which, on the applicable Termination Date, the Company is then, or reasonably anticipates that it will within the next eighteen months be, engaged in the manufacture, marketing or sale, in each case either directly or indirectly, at the time of determination, in any Restricted Area. The term "Restricted Area" means any state or territory of the United States or any state or similar subdivision of any foreign country in which the Company or any affiliate thereof (including, without limitation, L.A. Gear) conducts business.

                 (c) Remedies. The Executive agrees that any breach of the terms of this Section 8 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Executive therefore agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the

Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies to which the Company may be entitled at law or in equity for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive.

         The provisions of this Section 8 shall survive any termination of this Agreement. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 8.

                 (d)      Proprietary Information and Inventions.

                          (i)     Subject to clause (ii) of this Section 8(d),
the Executive hereby agrees that any and all inventions, discoveries, improvements, processes, formulae, business application software, patents, copyrights and trademarks made, developed, discovered or acquired by her prior to and during the Employment Term, solely or jointly with others or otherwise, which relate to the business of the Company, and all knowledge possessed by the Executive relating thereto (collectively, the "Inventions"), shall be fully and promptly disclosed to the Board of Directors and to such person or persons as the Board of Directors shall direct and the Executive hereby irrevocably assigns to the Company all of the Executive's right, title and interest in and to all Inventions of the Company and all such Inventions shall be the sole and absolute property of the Company and the Company shall be the sole and absolute owner thereof. The Executive agrees that she will at all times keep all Inventions secret from everyone except the Company and such persons as the Board of Directors may from time to time direct. The Executive shall, as requested by the Company at any time and from time to time, whether prior to or after the expiration of the Employment Term, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to the Company or its designees and any patent applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the Company for the prosecution of patent applications, the acquisition of letters patent and/or the acquisition of patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee.

                          (ii)    Any discovery, process, design, method,
technique, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by the Executive (whether solely or jointly with others) which the Executive develops entirely on the Executive's own time, not using any of the Company's equipment, supplies, facilities, or Trade Secrets (a "Personal Invention"), is excluded from the provisions of Clause (i) of this
Section 8(d) provided that such Personal Invention (A) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (B) does not result, directly or indirectly, from any work performed by the Executive for or on behalf of the Company.





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         9.      Representations and Warranties of the Executive.  The
Executive hereby represents and warrants to the Company that:

                 (a) other than the Executive's position as president and a member of the board of directors of the Foundation, the Executive is not engaged in any Competitive Activity;

                 (b) the Executive's employment by the Company as contemplated hereby will not conflict with, and will not be constrained by, any prior or current employment, consulting agreement or relationship, whether written or oral; and

                 (c) the Executive does not possess confidential information arising out of any employment, consulting agreement or relationship with any person or entity other than the Company which could be utilized in connection with the Executive's employment by the Company.

         10.     Binding Effect or Assignment .

                 (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, representatives, estates, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger (including, without limitation, the Merger), consolidation, acquisition of stock, or otherwise; provided, however, that the Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement (other than the right to receive payments hereunder) without the prior written consent of the Company.

         11.     Notices.

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or such other addresses for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a conformation copy is sent by another approved means) to the telecopier number specified below:

                 (a)      If to the Company, to:

                          Ryka Inc.
                          249 Oceana Way
                          Norwood, Massachusetts 02062
                          Attention:  Chief Financial Officer
                          Telephone:  (617) 762-9900
                          Telecopier:  (617) 762-7952

                 (b)      If to L.A. Gear, to:

                          L.A. Gear, Inc.
                          2850 Ocean Park Boulevard
                          Santa Monica, California 90405
                          Attention:  Legal Department
                          Telephone:  (310) 581-7307
                          Telecopier:  (310) 581-7766

                          with a copy to:

                          Fried, Frank Harris, Shriver & Jacobson
                          725 South Figueroa Street, 38th Floor
                          Los Angeles, California 90017-5438
                          Attention:  David K. Robbins, Esq.
                          Telephone:  (213) 689-5800
                          Telecopier:  (213) 689-1646

                 (c)      If to the Executive, to:

                          Ms. Sheri Poe
                          c/o Lucash, Gesmer & Updegrove
                          One McKinley Square
                          Boston, Massachusetts 02109
                          Attention:  William Contente, Esq.
                          Telephone.:  (617) 723-2770
                          Telecopier:  (617) 723-3357

                          with a copy to:

                          Lucash, Gesmer & Updegrove
                          One McKinley Square
                          Boston, Massachusetts 02109
                          Attention:  William Contente, Esq.
                          Telephone.:  (617) 723-2770
                          Telecopier:  (617) 723-3357

         13.     Amendment and Modification.

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each of the Executive and the Company. No such waiver or discharge by either party hereto at any time or any waiver or discharge of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver or discharge of similar or dissimilar provisions or conditions, or a waiver or discharge of any breach of any provisions, at the same or at any prior or subsequent time.

         14.     Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law principles thereof.

         15.     Severability.

         In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other portion of this Agreement, and this Agreement shall be construed as if such provision had never been contained herein.

         16.     Withholding Taxes.

         Notwithstanding anything contained herein to the contrary, all payments required to be made hereunder by the Company to the Executive, or her estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable federal, state or local law or regulation.

         17.     Arbitration of Disputes.

                 (a) The parties hereto mutually consent to the resolution by arbitration ("Arbitration") of all claims and controversies (collectively, the "Claims") arising out of or relating to this Agreement or the transactions contemplated hereby which any party may have against the other, except for (i) claims which the Executive may have for worker's compensation or unemployment compensation benefits not covered by this Agreement, and (ii) claims by the Company or L.A. Gear for injunctive and/or other equitable relief, including but not limited to claims for the engagement by the Executive in any Competing Activity or Prohibited Activity and/or the use and/or unauthorized disclosure of Trade Secrets or confidential information, as to which the Executive understands and agrees that the Company or L.A. Gear, as the case may be, may seek and obtain injunctive or other equitable relief from a court of competent jurisdiction.

                 (b) The parties hereto mutually agree that except as otherwise provided in this Agreement, any Arbitration hereunder shall be in accordance with the rules of the American Arbitration Association ("AAA") as then existing in Boston, Massachusetts, before three arbitrators, at least one of which is licensed to practice law in the Commonwealth of Massachusetts (collectively, the "Arbitrators"). The Arbitration shall take place in the County of Middlesex. Each of L.A. Gear and the Executive shall select one Arbitrator acceptable to it, and such Arbitrators shall together select a third Arbitrator. No person who is or at any time was an officer, director, stockholder, employee, affiliate, consultant, agent or representative (or any immediate family member of any of the foregoing) of either of the parties shall be eligible to serve as an Arbitrator hereunder.

                 (c) The Arbitrators shall apply the substantive law (and the law of remedies, if applicable) of the Commonwealth of Massachusetts and the Massachusetts Rules of Evidence. Except as set forth in paragraph (a) of this Section 17, the Arbitrators, and not any federal, state or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including, but not limited to, any claim that all or any part of this Agreement is void or voidable. The Arbitration shall be final and binding upon the parties.

                 (d) Each party shall bear their respective costs and expenses incurred in connection with the Arbitration, including, without limitation, the fees and expenses of counsel.

         18.     Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         19.     Entire Agreement.

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any and all prior agreements, written or oral (including, without limitation, the Prior Employment Agreement), understandings and arrangements, either oral or written, between the parties hereto with respect to the subject matter hereof, and shall, as of the date of commencement of the Employment Term hereunder, constitute the only employment agreement between the parties.

         20.     Further Assurances.

         Each party hereto shall do and perform, or cause to be done and performed, all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         21.     Construction.

         The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement. All section and article references are to this Agreement, unless otherwise expressly provided. As used in this Agreement, (a) "hereof", "hereunder", "herein" and words of like import shall be deemed to refer to this Agreement in its entirety and not just a particular section of this Agreement and (b) unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number or the plural number, words of the masculine gender shall include the feminine and neuter, and, when the sense so indicates, words of the neuter gender shall refer to any gender. When used herein, the term "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         IN WITNESS WHEREOF, each of the Company and L.A. Gear have caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date first above written.

                                                   RYKA INC.

                                                  By:  _________________________
                                                  ______________________________
                                                  _________________________
                                                  Name: Title:


                                                   L.A. GEAR, INC.



                                                  By:  _________________________
                                                  ______________________________
                                                  _________________________
                                                  Name: Title:



                                                  _____________________________
                                                             Sheri Poe

                                                                       Exhibit A

                                PROMISSORY NOTE

$_____________                                               _____________, 1995

                                                          Norwood, Massachusetts


                 FOR VALUE RECEIVED, Sheri Poe, an individual residing at 27 Overlook Parkway, Newton, Massachusetts 02159 (the "Executive"), hereby promises to pay to the order of Ryka Inc., a Delaware corporation (the "Company"), the principal sum of $_____________, in lawful money of the United States of America and in next day funds, on the earlier of: (i) the date of termination of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 29, 1995, by and among L.A. Gear, Inc., a Delaware corporation ("L.A. Gear"), Brands Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of L.A. Gear ("Brands"), and the Company (the "Merger Agreement"), (ii) the fifth anniversary of the date of the Employment Agreement (the "Employment Agreement"), dated as of _________, by and among L.A. Gear, Brands, and the Executive or (iii) the Termination Date (as defined in the Employment Agreement) with respect to termination of the Executive's employment under the Employment Agreement pursuant to a Voluntary Termination or for Cause (as each term is defined in the Employment Agreement ). Except as otherwise provided herein, capitalized terms used in this Note and not defined have the respective meanings assigned to such terms in the Employment Agreement.

                 This loan shall not bear interest.

                 This Note is the promissory note referred to in Section 4(e) of the Employment Agreement and evidences the Executive's obligation to repay the amount loaned to the Executive by the Company. Repayment of this Note is secured by certain real property owned by the Executive in accordance with the terms of a certain Deed of Trust between the Company and the Executive.

                 No failure or delay on the part of the holder of this Note in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law. The Executive hereby waives presentment, demand for payment, notice of default, dishonor or nonpayment, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                 Except as permitted by Section 10(a) of the Employment Agreement, this Note may not be assigned by the Executive to any other person.

                 This Note shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed wholly within such jurisdiction.



                                                        ________________________
                                                               Sheri Poe

                                                                       Exhibit H
                                   RYKA INC.
                                 249 OCEANA WAY
                         NORWOOD, MASSACHUSETTS  02062

_____________, 1995

[Optionee]
Ryka Inc.
249 Oceana Way
Norwood, Massachusetts  02109

Dear [Optionee]:

         You are the holder of options granted pursuant to that certain letter agreement, dated as of ___________, 19__, between you and Ryka Inc. to purchase
[            ] shares of the common stock of Ryka Inc. (the "Company Common
Stock") at an exercise price of [$___] per share (the "Stock Options").

         Reference is made to the merger agreement by and among L.A. Gear, Inc., Brands Acquisition Corp., a Delaware corporation and Ryka Inc., dated as of January 29, 1995 (the "Merger Agreement").

         Section 2.05 of the Merger Agreement contemplates that all Company Stock Options outstanding and unexercised as of the Effective Time (as such terms are defined in the Merger Agreement) will be assumed by L.A. Gear, Inc. and converted into options to purchase shares of L.A. Gear Common Stock (as defined in the Merger Agreement) ("Converted Options"), which Converted Options
(i) shall be exercisable for that whole number of shares of L.A. Gear Common Stock (rounded downward to the nearest whole share) equal to the number of shares of Company Common Stock subject to Company Stock Options immediately prior to the Effective Time, multiplied by the Ratio (as defined in the Merger Agreement) and (ii) shall have an exercise price per share of L.A. Gear Common Stock equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time, divided by the Ratio (the exercise price per share of L.A. Gear Common Stock, as so determined, being rounded upward to the nearest full cent).

         By your signature below, you hereby consent to the conversion of your Stock Options in accordance with the terms and provisions of Section 2.05 of the Merger Agreement.

         You agree that as of and after the Effective Time, all references in the Stock Options to "Ryka Inc." or "Company" shall refer to L.A. Gear, Inc. and all references to "Common Stock" shall refer to L.A. Gear Common Stock. Except as specifically set forth herein or in Section 2.05 of the Merger Agreement, the Converted Options shall continue to be governed by the terms of, and subject to the provisions contained in, the 19_ Stock Option Plan; provided, however, that the Converted Options shall also be subject to L.A. Gear's Insider Trading Policy.


                                       Very truly yours,
                                       RYKA INC.


                                       By:________________________
                                       Title:
ACKNOWLEDGMENT AND ACCEPTANCE

_________________________
[Name of Optionee]

                                                                       Exhibit I
                                   RYKA INC.
                                 249 OCEANA WAY
                         NORWOOD, MASSACHUSETTS  02062

________________, 1995

[Optionee]
c/o Ryka Inc.
249 Oceana Way
Norwood, Massachusetts  02109

Dear [Optionee]:

         You are the holder of options granted pursuant to the terms and provisions of the Ryka Inc. 19__ Stock Option Plan and that certain letter agreement, dated as of ___________, 19__, between you and Ryka Inc. to purchase
[            ] shares of the common stock of Ryka Inc.  (the "Company Common
Stock") at an exercise price of [$___] per share (the "Stock Options").

         Reference is made to the merger agreement by and among L.A. Gear, Inc., Brands Acquisition Corp., a Delaware corporation and Ryka Inc., dated as of January 29, 1995 (the "Merger Agreement").

         Section 2.05 of the Merger Agreement contemplates that all Company Stock Options outstanding and unexercised as of the Effective Time (as such terms are defined in the Merger Agreement) will be assumed by L.A. Gear, Inc. and converted into options to purchase shares of L.A. Gear Common Stock (as defined in the Merger Agreement) ("Converted Options"), which Converted Options
(i) shall be exercisable for that whole number of shares of L.A. Gear Common Stock (rounded downward to the nearest whole share) equal to the number of shares of Company Common Stock subject to Company Stock Options immediately prior to the Effective Time, multiplied by the Ratio (as defined in the Merger Agreement) and (ii) shall have an exercise price per share of L.A. Gear Common Stock equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time, divided by the Ratio (the exercise price per share of L.A. Gear Common Stock, as so determined, being rounded upward to the nearest full cent). Section 2.05 of the Merger Agreement also provides that each Converted Option shall be subject to the same vesting schedule as shall have applied to the Stock Option being so converted (without regard to any acceleration of the exercisability of Stock Options that may occur in connection with the Merger).

         By your signature below, you hereby consent to the conversion of your Stock Options in accordance with the terms and provisions of Section 2.05 of the Merger Agreement.

         You agree that as of and after the Effective Time, (i) all references in the Ryka Inc. 19__ Stock Option Plan to "Ryka Inc." or the "Corporation" shall refer to L.A. Gear, Inc. and all references to "Stock" shall refer to L.A. Gear Common Stock, and (ii) all references in the Stock Options to "Ryka Inc." or "Company" shall refer to L.A. Gear, Inc. and all references to "Common Stock" shall refer to L.A. Gear Common Stock. Except as specifically set forth herein or in Section 2.05 of the Merger Agreement, the Converted Options shall continue to be governed by the terms of, and subject to the provisions contained in, the 19__ Stock Option Plan; provided, however, that the Converted Options shall also be subject to L.A. Gear's Insider Trading Policy.

             Please execute and return the original of this letter agreement to the Secretary of the Company, 249 Oceana Way, Norwood, Massachusetts 02062, prior to [date of closing].

                                       Very truly yours,
                                       RYKA INC.

                                       By:________________________
                                       Title:
ACKNOWLEDGMENT AND ACCEPTANCE

_________________________
[Name of Optionee]


                                                                       Exhibit J



                                   RYKA INC.
                                 249 OCEANA WAY
                         NORWOOD, MASSACHUSETTS  02062

January 29, 1995


Ms. Sheri Poe
c/o William Contente
Lucash, Gesmer & Updegrove
One McKinley Square
Boston, Massachusetts  02109

Dear Sheri:

         You are the holder of options granted pursuant to that certain letter agreement, dated as of December 1, 1994, between you and Ryka Inc. (the "Grant Letter") to purchase 250,000 shares of the common stock of Ryka Inc. (the "Company Common Stock") at an exercise price of $.65625 per share (the "Stock Options").

         Reference is made to the merger agreement by and among L.A. Gear, Inc., Brands Acquisition Corp, a Delaware corporation and Ryka Inc., dated as of the date hereof (the "Merger Agreement").

         By your signature below, you hereby (i) consent to the cancellation, as of the Effective Time (as defined in the Merger Agreement), of your Stock Options, (ii) waive acceleration of your Stock Options pursuant to paragraph
(f) of the agreement evidencing your Stock Options and (iii) agree that you will not exercise any of your Stock Options between the date hereof and the Effective Time. Except as specifically set forth herein or in Section 2.05 of the Merger Agreement, the Converted Options shall continue to be governed by the terms of, and subject to the provisions contained in, the Grant Letter; provided, however, that the Converted Options shall also be subject to L.A. Gear's Insider Trading Policy.



                                       Very truly yours,
                                       RYKA INC.

                                       By:________________________
                                       Title:
ACKNOWLEDGMENT AND ACCEPTANCE

_________________________
Sheri Poe

                                                                       Exhibit K


                                   RYKA INC.
                                 249 OCEANA WAY
                         NORWOOD, MASSACHUSETTS  02062

January 29, 1995

Mr. Roy S. Kelvin
186 Commonwealth Avenue, No. 12
Boston, Massachusetts  02115

Dear Roy:

         You are the holder of options granted pursuant to the terms and provisions of the Ryka Inc. 1992 Stock Option Plan and that certain letter agreement, dated as of April 5, 1994, between you and Ryka Inc. (the "Grant Letter") to purchase 125,000 shares of the common stock of Ryka Inc. (the "Company Common Stock") at an exercise price of $.55 per share (the "Stock Options").

         Reference is made to the merger agreement by and among L.A. Gear, Inc., Brands Acquisition Corp., a Delaware corporation and Ryka Inc., dated as of the date hereof (the "Merger Agreement").

         Section 2.05 of the Merger Agreement contemplates that all Company Stock Options outstanding and unexercised as of the Effective Time (as such terms are defined in the Merger Agreement) will be assumed by L.A. Gear, Inc. and converted into options to purchase shares of L.A. Gear Common Stock (as defined in the Merger Agreement) ("Converted Options"), which Converted Options
(i) shall be exercisable for that whole number of shares of L.A. Gear Common Stock (rounded downward to the nearest whole share) equal to the number of shares of Company Common Stock subject to Company Stock Options immediately prior to the Effective Time, multiplied by the Ratio (as defined in the Merger Agreement) and (ii) shall have an exercise price per share of L.A. Gear Common Stock equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time, divided by the Ratio (the exercise price per share of L.A. Gear Common Stock, as so determined, being rounded upward to the nearest full cent).

         By your signature below, you hereby consent to the conversion of your Stock Options in accordance with the terms and provisions of Section 2.05 of the Merger Agreement.

         You further agree that as of and after the Effective Time and notwithstanding (i) Section 2.05 of the Merger Agreement and (ii) the provisions of paragraph (g) of the Grant

Letter, that number of your Converted Options (the "Unvested Converted Options") resulting from the conversion of: (A) the Stock Options subject to the fourth and fifth subparagraphs of paragraph (g) of the Grant Letter, plus
(B) that number of Stock Options that shall not have become exercisable prior to the Effective Time in accordance with the second subparagraph of paragraph
(g) of the Grant Letter (without regard to any acceleration of the exercisability of Stock Options that may occur in connection with the Merger), shall be subject to the following vesting schedule:

                (a) one-third of such Unvested Converted Options shall become exercisable on April 5, 1996;

                (b) one-third of such Unvested Converted Options shall become exercisable on April 5, 1997; and

                (c) one-third of such Unvested Converted Options shall become exercisable on April 5, 1998.

         You agree that as of and after the Effective Time, all references in the Stock Options to "Ryka Inc." or "Company" shall refer to L.A. Gear, Inc. and all references to "Common Stock" shall refer to L.A. Gear Common Stock. Except as specifically set forth herein and in Section 2.05 of the Merger Agreement, the Converted Options shall continue to be governed by the terms of, and subject to the provisions contained in, the 1992 Stock Option Plan and the Grant Letter; provided, however, that the Converted Options shall also be subject to L.A. Gear's Insider Trading Policy.

                                       Very truly yours,
                                       RYKA INC.

                                       By:________________________
                                       Title:
ACKNOWLEDGMENT AND ACCEPTANCE

_________________________
Roy S. Kelvin

                                                                       Exhibit L
                                   RYKA INC.
                                 249 OCEANA WAY
                         NORWOOD, MASSACHUSETTS  02062



                                January 29, 1995



The Board of Directors
Ryka R.O.S.E. Foundation
249 Oceana Way
Norwood, Massachusetts 02062


    Re: Contributions To Be Made To The Foundation Subsequent To The Merger

Ladies and Gentlemen:

         Reference is hereby made to the current annual contributions which Ryka Inc., a Delaware corporation (the "Company"), makes to the Ryka R.O.S.E. Foundation, a not-for-profit corporation organized under the laws of the State of Massachusetts (the "Foundation"), equal to seven percent of the Company's annual net operating profit before taxes, in a minimum amount of $10,000 per calendar quarter (the "Prior Contributions"). Pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 1995, by and among L.A. Gear, Inc., a California corporation ("L.A. Gear"), Brands Acquisition Corp. ("Brands"), a Delaware corporation and a wholly owned subsidiary of L.A. Gear, and the Company (the "Merger Agreement"), on the effective date (the "Effective Date") of a proposed merger (the "Merger") between the Company and Brands, the Company will become a wholly-owned subsidiary of L.A. Gear. Capitalized terms used herein and not expressly defined herein shall have the meanings assigned to such terms in the Merger Agreement.

         This letter will confirm our mutual understanding and agreement that the obligation, if any, of the Company to pay the Prior Contributions, and any and all other commitments, understandings, undertakings or agreements (either written or oral) which the Company has or may have had with the Foundation prior to the date hereof are hereby terminated and of no further force and effect from and after the Effective Date. In lieu thereof, the Company hereby agrees that for the period from the Effective Date through November 30, 1995 (the "Stub Contribution Period"), and for each fiscal year of the Company thereafter ending or before November 30, 2000, the Company will make cash contributions (the "Net Sales Contribution") to the Foundation in an amount equal to the greater of (i) one-half of one percent (0.5%) of the Company's net sales for the applicable period, or (ii) an annual rate of $40,000 (the "Minimum Net Sales Contribution"); provided, however, that the aggregate Net Sales Contribution for the applicable fiscal year shall not exceed $125,000 (as adjusted in each fiscal year commencing December 1, 1995 to reflect the percentage increase since the prior fiscal year in the annual consumer price index for the Boston, Massachusetts statistical area as published by the United States Bureau of Labor Statistics for such fiscal year); and further provided, that payments to the Foundation with respect to the Net Contribution Amount shall be calculated on an annual basis and, with respect to the Stub Contribution Period, shall be paid on a pro rata basis for the actual days elapsed during such period.

         The Net Sales Contribution in any fiscal year shall be payable to the Foundation in advance installments of $10,000 per fiscal quarter; provided, however, that, at the written request of the Foundation, any and all remaining portion of the Minimum Net Sales Contribution for the applicable fiscal year not paid to the Foundation prior to the date of such request will be paid in advance to the Foundation and reduce pro rata the amount of any remaining installments. In the event that the aggregate Net Sales Contribution due to the Foundation for any period exceeds the Minimum Net Sales Contribution paid in advance to the Foundation (such excess being herein referred to as the "Deficiency Amount"), the Company shall pay such Deficiency Amount to the Foundation within 90 days from the end of such fiscal year.

         In addition, during the Stub Contribution Period and for the one-year period from December 1, 1995 through November 30, 1996, the Company shall either continue to provide the Foundation with its current office space at the Company's primary place of business and pay the rent, telephone, utilities and other miscellaneous office expenses (collectively, the "Office Support") related thereto (the "Office Support Contribution") or, in the event the Company no longer continues to provide Office Support to the Foundation, the Company shall reimburse the Foundation for its reasonable out-of-pocket expenses incurred by the Foundation in order to obtain substantially similar Office Support (the "Office Expense Contribution"). In either such case, the aggregate amount of the Office Expense Reimbursement Contribution and the Office Support Contribution shall not exceed $40,000 per fiscal year. Payments to the Foundation with respect to the Expense Reimbursement Amount shall be calculated on an annual basis and, with respect to the Stub Contribution Period, shall be paid on a pro rata basis for the actual days elapsed during such period.

         Please indicate your acceptance and agreement with the foregoing by your signature below and return one executed copy of this letter to each of us.


                                       Very truly yours,


                                       RYKA INC.


                                       By:__________________________
                                          Name:
                                          Title:


AGREED TO AND ACCEPTED
as of the date first above written

RYKA R.O.S.E. FOUNDATION


By:___________________
    Name:
    Title: